                                                               EXHIBIT (lxxi)

                      THE NORTH AMERICAN COAL CORPORATION
                        SALARIED EMPLOYEES PENSION PLAN
                (As Amended and Restated as of January 1, 1989)
                -----------------------------------------------

   The North American Coal Corporation (Western Operations) Pension Plan for Salaried Employees (the "Plan") was adopted effective September 1, 1986 by Bellaire Corporation (formerly known as The North American Coal Corporation, an Ohio corporation) when it was spun off from The NACCO Industries, Inc. Pension Plan for Salaried Employees (as amended and restated September 1, 1986). Effective January 1, 1989, The North American Coal Corporation, a Delaware corporation (formerly known as Nortex Mining Company) became the sponsor of the Plan. Effective on the date of the adoption of this Amendment and Restatement, the name of the Plan is changed to "The North American Coal Corporation Salaried Employees Pension Plan".

ARTICLE I - DEFINITIONS AND CONSTRUCTION
----------------------------------------

   1.01 DEFINITIONS. The following terms when used herein with initial capital letters shall have the following respective meanings unless the context clearly indicates otherwise. Terms used herein in reference to the Prior Plan or any Other Group Plan shall have the meanings assigned to such terms by such plans.
   1.02 ACCRUED BENEFIT: The amount of Pension to which a Participant is entitled under the terms of the Plan on any date (determined without application of any vesting requirements) expressed as a monthly benefit payable in the form of a single





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life annuity (without ancillary benefits) commencing on the Participant's
Normal Retirement Date.
   1.03 ACTUARIAL EQUIVALENT: A benefit of equivalent actuarial value when computed on the basis of the actuarial factors, assumptions and procedures recommended by the Actuary and adopted for such purpose by the Committee. To the extent not otherwise provided in various Sections of the Plan, such factors and assumptions are set forth in Exhibit A attached to the Plan.
   1.04 ACTUARY: An individual actuary who is an enrolled actuary under the provisions of Section 3042 of ERISA or a firm of actuaries, at least one of whose members is such an enrolled actuary, which individual or firm is selected from time to time by the Committee and is, at the time involved, acting as actuary for the Plan.
   1.05  ADMINISTRATOR OR PLAN ADMINISTRATOR:  The Company.
   1.06 AGE: A person's "Age" at any time shall be his age on the then most recent anniversary of his date of birth, except for the purpose of making actuarial calculations and determinations. The anniversary of the date of birth of a person born on February 29 shall, in years other than leap years, be deemed to be February 28.
   1.07 APPLICABLE INTEREST RATE: Effective as of January 1, 1987, the interest rate or rates which would be used by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump sum distribution on plan termination.





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   1.08  AUTOMATIC 50% SPOUSE OPTION:  The normal form of benefit payment provided in Section 4.09(b).
   1.09 BENEFICIARY: The person or persons designated by the Participant as his Beneficiary or Joint Pensioner under the Plan. Such a designation may be made, revoked, or changed (without, except as provided below, the consent of any Beneficiary), only by an instrument (in form acceptable to the Committee) signed by the Participant and filed with the Secretary of the Committee before the Participant's death. A designation by a married Participant of a person other than his Spouse as his Beneficiary shall not take effect unless the Participant's Spouse consents in writing thereto. A Spouse's consent required by this Section shall (a) be signed by the Spouse, (b) acknowledge the effect of such consent, (c) be witnessed by a Plan representative or notary public,
(d) be effective only with respect to such Spouse, and (e) designate a Beneficiary which cannot be changed without spousal consent. Such consent is not required if it is established to the satisfaction of a Plan representative that the consent cannot be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations. In the absence of an effective designation of a Beneficiary, a Participant's Beneficiary shall be his estate. A Spouse or any other person receiving or eligible to receive a benefit hereunder shall also be considered a Beneficiary.
   1.10 BENEFIT SERVICE: (a) (General Rule for Employment After 1975) A Participant shall receive Benefit





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Service for the period of his employment as a Covered Employee under this Plan on and after September 1, 1986. Calculation of Benefit Service shall begin with a Participant's most recent date of hire as a Covered Employee under the Plan and shall end with his next following Severance from Service. In addition, a Participant shall receive the Benefit Service he was credited with under the Prior Plan on and after January 1, 1976.
   (b) (Previous Periods of Employment After 1975) If a Participant's last Severance from Service occurs on or after January 1, 1985, Benefit Service shall also include any prior periods of employment as a Covered Employee under the Prior Plan or as a Covered Employee under the Plan (regardless of whether there has been a break in the Participant's employment by the Controlled Group) that end subsequent to December 31, 1975; provided, however, that Benefit Service for purposes of this Subsection shall not include the period of a Participant's service, if any, before January 1, 1976.
   (c) (Employment Before 1976) A Participant shall also receive Benefit Service for the period of his continuous service, if any, before the earlier of January 1, 1976 and his Normal Retirement Date, in accordance with the definition of "NACCO Service" in Amendment A to the January 1, 1976 restatement of the Prior Plan.
   (d) (Employment as Non-Covered Employee) (i) A Participant who was covered under a UMW Negotiated Plan shall also receive Benefit Service equal to any period of his employment by a Controlled Group Member which counts for





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benefit purposes under the UMW Negotiated Plan and which is subsequent to
December 31, 1975 and prior to the commencement of the period of employment for which the Participant receives Benefit Service under Subsection (a).
   (ii) A Participant who was covered under an Other Group Plan shall also receive Benefit Service equal to any period of his employment by a Controlled Group Member which counts as Benefit Service under the Other Group Plan and which is subsequent to August 31, 1986 and prior to the commencement of the period of employment for which the Participant receives Benefit Service under Subsection (a); provided, however, that a Participant shall not receive
Benefit Service under this paragraph (ii) for any period of employment for which he receives Benefit Service under Subsection (b) or paragraph (i) of this Subsection.
   (e) (Disability) A Covered Employee having at least one year of Vesting Service as a salaried Employee who is disabled and receiving benefits under a Disability Income Plan shall also receive Benefit Service for the period for which he receives (or is entitled to receive) such Disability Income Plan benefits.
   (f) (Additional Restrictions) For purposes of this Section, a Covered Employee shall be considered to be employed and shall, therefore, receive Benefit Service only while he is receiving Compensation or is on approved leave of absence, temporary lay-off or suspension; provided, however, that the





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period during which a former Employee receives severance pay shall not be credited as Benefit Service.
   (g) (Military Service) To the extent required by applicable law, an Employee shall receive Benefit Service (and/or Vesting Service) for periods of military service in the armed forces of the United States during which he had re-employment rights under the Vietnam Era Veterans Readjustment Assistance Act of 1974 (or under any prior or subsequent similar law), based on an assumed continuation of his customary employment during such period, provided that he was an Employee at the time he entered such military service and that he returned to employment as an Employee while he retained such re-employment rights.
   (h) (Rounding) When an Employee's Benefit Service or Vesting Service is computed, it shall be computed in full years and full months; the remaining days that are not included in such computation shall be ignored. Where more than one period of employment are to be aggregated in order to determine an Employee's Benefit Service or Vesting Service, his Benefit Service and Vesting Service from all periods shall be aggregated and rounded following such aggregation. For purposes of such computations, a full year shall consist of 365 days and a full month shall consist of 30 days.
   (i) (Previous Exclusions) For the purposes of this Section, an Employee who becomes a Participant on January 1, 1988 as a result of the elimination of the Plan provision prohibiting participation by persons hired after Age 60 shall be deemed to have been a Participant for that period of his employment with





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the Employers which would otherwise have been counted as Benefit Service pursuant to the provisions of this Section or which otherwise would have been counted as Benefit Service under the applicable provisions of the Plan prior to this Amendment and Restatement. With respect to a Participant who attained Age 65 prior to January 1, 1988 and who performs an Hour of Service for the Controlled Group on or after January 1, 1988, all of the Participant's periods of employment with the Employers after his attainment of Age 65 during which he was a Covered Employee shall be counted as Benefit Service in accordance with the provisions of this Section.
   (j) (Non-duplication) Notwithstanding any other provision hereof, no Participant shall receive Benefit Service credit hereunder more than once for the same period of employment.
   1.10A  AM 2.
   1.11  CODE:  The Internal Revenue Code of 1986, as amended.
   1.12  COMMITTEE OR PENSION COMMITTEE:  The Pension Committee provided for in
Article VII hereof.
   1.13 COMPANY: The North American Coal Corporation, a Delaware corporation (known prior to June 30, 1988, as Nortex Mining Company). Prior to January 1, 1989, the Company was Bellaire Corporation (known prior to June 30, 1988 as The North American Coal Corporation, an Ohio corporation).
   1.14 COMPENSATION: (a) All remuneration paid to an Employee by a Controlled Group Member, or which would have been





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paid to such Employee had he not signed a compensation deferral agreement which satisfies the requirements of Sections 401(k), 125 or 129 of the Code, which is subject to withholding for federal income tax purposes, or which would have been subject to such withholding if the Employee had not signed such a compensation deferral agreement, excluding, however, relocation allowances, tuition refunds, foreign service premiums, severance payments (including any salary continuation in lieu of severance payments) and other similar fringe benefits or perquisites.
   (b) Notwithstanding the foregoing, Compensation in excess of the limitation contained in Section 401(a)(17) of the Code shall not be taken into account for any purpose under the Plan. For purposes of the preceding sentence, in the case of a Highly Compensated Employee who is a 5-percent owner (as defined in Section 416(i)(1) of the Code) or one of the ten most Highly Compensated Employees, (i) such Highly Compensated Employee and his family members (as such term is hereinafter defined) shall be treated as a single Employee and the Compensation of each such family member shall be aggregated with the Compensation of such Highly Compensated Employee, and (ii) the limitation on Compensation shall be allocated among such Highly Compensated Employee and his family members in proportion to each individual's Compensation. For purposes of this Section, the term "family members" shall mean an Employee's Spouse and lineal descendants who have not attained age 19 before the close of the year in question.





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   1.15  CONTROLLED GROUP:  The Company and any and all other corporations, trades and/or businesses, the Employees of which together with Employees of the Company are required by Section 414 of the Code to be treated as if they were employed by a single employer.
   1.16 CONTROLLED GROUP MEMBER: Each corporation or unincorporated trade or business that is or was a member of the Controlled Group, but only during such period as it is or was a member of the Controlled Group.
   1.17 COVERED COMPENSATION: For a Plan Year, the average (without indexing) of the contribution and benefit bases (the "taxable wage bases") in effect under Section 230 of the Social Security Act for the 35 calendar years ending with the year an individual attains (or will attain) his Social Security Retirement Age. In determining a Participant's Covered Compensation for a Plan Year, the taxable wage base for the current Plan Year and any subsequent Plan Year shall be assumed to be the same as the taxable wage base in effect as of the beginning of the Plan Year for which the determination is being made. A Participant's Covered Compensation for a Plan Year after the 35-year period described in this Section is the Participant's Covered Compensation for the Plan Year during which the Participant attained the Social Security Retirement Age. A Participant's Covered Compensation for a Plan Year before the 35-year period described in this Section is the taxable wage base in effect as of the beginning of the Plan Year. A Participant's Covered Compensation shall be automatically adjusted for each





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Plan Year, provided that no such adjustment shall have the effect of decreasing any Participant's Accrued Benefit because of increases in Social Security benefits. For purposes of any Section of the Plan where the context requires a monthly amount, a Participant's Covered Compensation as determined under this Subsection shall be divided by 12.
   1.18 COVERED EMPLOYEE: Effective September 1, 1986, a salaried Employee of Bellaire Corporation (known prior to June 30, 1988, as The North American Coal Corporation, an Ohio corporation) who was associated with the Indian Head Mine or the Western or Southwestern Divisions of Bellaire Corporation, or a salaried employee of North American Consultants, Inc. ("NACI"). The salaried Employees of Bellaire Corporation who were associated with its Western or Southwestern Divisions became Employees of The North American Coal Corporation (known prior to June 30, 1988 as Nortex Mining Company) or of North American Coal Royalty Company ("NAC Royalty") (known prior to July 18, 1988 as Nortex Royalty
Company) in 1988. The North American Coal Corporation (a Delaware corporation) and NAC Royalty adopted the Plan as of June 30, 1988, and such Employees continued to be Covered Employees. Effective December 23, 1988, the salaried Employees of The North American Coal Corporation (a Delaware corporation) who were associated with the Dallas Accounting Division ceased to be Covered Employees under the Plan, and became covered employees under the NACCO Industries, Inc. Pension Plan for Salaried Employees (Plan No. 006). In addition, effective December 23, 1988, the salaried employees of NACI, the





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salaried Employees of Bellaire Corporation associated with the Indian Head
Mine, the salaried Employees of NAC Royalty associated with the North Dakota Land Division, and the salaried Employees of the Bismarck Office Division of The North American Coal Corporation (a Delaware corporation) ceased to be Covered Employees under the Plan, and became covered employees under the North American Coal Corporation Pension Plan for Salaried Employees (Plan No. 004) (the "Eastern Plan"). Effective December 31, 1989, the Eastern Plan was terminated. Effective January 1, 1989, Bellaire Corporation, NAC Royalty and NACI adopted the Plan. Accordingly, effective January 1, 1989, a Covered Employee is a salaried Employee of The Falkirk Mining Company, The Coteau Properties Company, The Sabine Mining Company, Bellaire Corporation, North American Coal Royalty Company or North American Consultants, Inc., or a salaried Employee of The North American Coal Corporation (a Delaware corporation) associated with the Bismarck Office Division or the Dallas Accounting Division, or a salaried Employee of any other Employer. Notwithstanding the preceding, no Employee who is employed in an Excluded Bargaining Unit or is a leased employee (as defined in Section 1.24) shall be a Covered Employee.
   1.19 DEFERRED VESTED PENSION: A Pension payable pursuant to Sections 3.05 and 4.04.
   1.20 DISABILITY INCOME PLAN: A written plan or program adopted by a Controlled Group Member which is designed to provide, for salaried Employees who become disabled while covered by such Plan or program, periodic income during periods while





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they are not at work for a Controlled Group Member due to disability.
   1.21 EARLIEST RETIREMENT DATE: The first date on which a Participant is entitled to receive a Pension hereunder, or would be entitled to receive a Pension hereunder if he terminated employment with the Controlled Group or retired on or before such date, assuming, in the case of a deceased Participant, that he had not died.
   1.22 EARLY RETIREMENT DATE: The Early Retirement Date described in Section 3.04.
   1.23 EARLY RETIREMENT PENSION: A Pension payable pursuant to Sections 3.04 and 4.03.
   1.24 EMPLOYEE: An employee of a Controlled Group Member (including a salaried officer, but not a director as such) and, to the extent required by
Section 414(n) of the Code, any person who is a "leased employee" of a Controlled Group Member. A "leased employee" means any person who, pursuant to an agreement between a Controlled Group Member and any other person ("leasing organization"), has performed services for the Controlled Group Member on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the Controlled Group Member. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for a Controlled Group Member will be treated as provided by the Controlled Group Member. A leased employee will not be considered an Employee of a





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Controlled Group Member, however, if (A) leased employees do not constitute more than 20 percent of the Controlled Group Member's nonhighly compensated work force (within the meaning of Section 414(n)(5)(C)(ii) of the Code) and (B) such leased employee is covered by a money purchase pension plan maintained by the leasing organization that provides (i) a nonintegrated employer contribution rate of at least 10 percent of Compensation, but including amount contributed pursuant to a salary reduction agreement which are excludable from the leased employee's gross income under Section 125, Section 402(a)(8),
Section 402(h) or Section 403(b) of the Code, (ii) immediate participation and
(iii) full and immediate vesting.
   1.25 EMPLOYER: Any person which adopts the Plan pursuant to Article XIII hereof. As of September 1, 1986, the Employers were Bellaire Corporation (known prior to June 30, 1988 as The North American Coal Corporation, an Ohio corporation) and North American Consultants, Inc. ("NACI"). As of June 30, 1988, The North American Coal Corporation, a Delaware corporation, (known prior to June 30, 1988 as Nortex Mining Company) and North American Coal Royalty Company ("NAC Royalty") (known prior to July 18, 1988 as Nortex Royalty Company) became Employers. As of December 23, 1988, NACI and NAC Royalty ceased to be Employers. As of December 30, 1988, The Falkirk Mining Company ("Falkirk"), The Coteau Properties Company ("Coteau") and The Sabine Mining Company ("Sabine") became Employers. As of December 31, 1988, Bellaire Corporation ceased to be an Employer. Due to the termination of The North American Coal Corporation Pension Plan





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for Salaried Employees, Bellaire Corporation, NACI and NAC Royalty adopted the
Plan effective as of January 1, 1989. Accordingly, as of January 1, 1989, the Employers are Falkirk, Coteau, Sabine, The North American Coal Corporation (a Delaware corporation), Bellaire Corporation, NACI and NAC Royalty. In the case of any person which adopts the Plan and which (a) ceases to exist, (b) ceases to be a member of the Controlled Group or (c) withdraws or is eliminated from the Plan, it shall not thereafter be an Employer.
   1.26 ERISA: The Employee Retirement Income Security Act of 1974, as amended.
   1.27 EXCLUDED BARGAINING UNIT: A collective bargaining unit which includes Employees and which is recognized by a Controlled Group Member or certified by the National Labor Relations Board (or a successor thereto), unless there is a written agreement, between the Employer of the Employees in such collective bargaining unit and the collective bargaining representative for such Employees, that such Employees shall be eligible to participate in the Plan.
   1.28 FIDUCIARY: Any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any money or other property of the Plan, or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in





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the administration of the Plan or the Trust Fund.  The term "Fiduciary" shall also include any person to whom a Named Fiduciary delegates any fiduciary responsibilities in accordance with the provisions hereof or of the Trust Agreement as long as such delegation is in effect.
   1.29 FINAL AVERAGE MONTHLY PAY: The average rate of monthly pay determined by dividing by 60 the total amount of a Participant's Compensation during the five consecutive calendar years during which his aggregate Compensation was the highest, selected from the ten consecutive calendar years ending with the calendar year in which occurs his Qualifying Termination. However, (a) any calendar year during which the Participant did not have any Compensation for working shall be ignored for all purposes in calculating his Final Average Monthly Pay, (b) in case of a Participant whose Qualifying Termination occurs after reaching Age 55, his Final Average Monthly Pay shall not be less than what it would have been if his Qualifying Termination had occurred at any earlier time after reaching Age 55, (c) if in such ten consecutive calendar years the Participant did not have Compensation during any five consecutive calendar years, his Final Average Monthly Pay shall not be less than the amount determined by dividing his Compensation during such ten years by the number of months (rounding to two decimal places any fraction of a month) in which he had Compensation during those ten years, (d) a Participant shall be deemed to have had no Compensation in a calendar year if he received or was entitled to receive Disability Income Plan benefits in such year which were at a rate





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that was less than his regular salary rate, but only if so deeming him to have received no Compensation will result in a larger Final Average Monthly Pay than will result from counting the Participant's Compensation during such year, and
(e) in the case of a Participant who ceases to be a Covered Employee but remains an Employee and is not thereafter re-employed as a Covered Employee, such Participant's Final Average Monthly Pay shall be calculated as if he had a Qualifying Termination on the date he ceased to be a Covered Employee.
   1.30 HIGHLY COMPENSATED EMPLOYEE: (a) For a particular Plan Year, any Employee (i) who, during the preceding Plan Year, (A) was at any time a 5-percent owner (as such term is defined in Section 416(i)(1) of the Code),
  (B) received compensation from the Controlled Group in excess of $75,000 (as such amount may be adjusted for increases in the cost of living pursuant to regulations prescribed by the Secretary of the Treasury), (C) received compensation from the Controlled Group in excess of $50,000 (as such amount may be adjusted for increases in the cost of living pursuant to regulations prescribed by the Secretary of the Treasury) and was in the top-paid group of Employees for such Year, or (D)





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  was at any time an officer (limited to no more than 50 Employees or, if lesser, the greater of 3 Employees or 10 percent (10%) of the Employees) and received compensation, effective January 1, 1987, greater than 50 percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code for such Year, or (ii) who during the particular Plan Year (but not the prior Plan
  Year) (A) was at any time a 5-percent owner (as such term is defined in
  Section 416(i)(l) of the Code) or (B) was included in the foregoing clauses
  (B), (C) or (D) and was in the group consisting of the 100 Employees paid the greatest compensation by the Controlled Group during such Plan Year.
   (b) "Highly Compensated Employee" shall include a former Employee whose employment with the Controlled Group terminated prior to the Plan Year and who was a Highly Compensated Employee for the Plan Year in which his employment terminated or for any Plan Year ending on or after his 55th birthday.
   (c) For the purposes of this Section, (i) the term "compensation" shall mean the sum of an Employee's compensation as described in Section 11.09(a)(2) (subject to the limitations described in Section 1.14(b)), and the Employee's before-tax contributions (if any) under any qualified retirement plan sponsored by a Controlled Group Member, and (ii) the term "top-paid group of Employees" shall mean that group of Employees of the Controlled Group consisting of the top 20 percent (20%) of such Employees when ranked on the basis of compensation paid by the Controlled Group during the Plan Year.
     1.31 HOUR OF SERVICE: An hour for which an Employee is paid, or entitled to payment, by a Controlled Group Member for the performance of duties as an Employee.
     1.31A  Amend 4
     1.32  INVESTMENT COMMITTEE:  The Investment Committee provided for in
Article VIII hereof.





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   1.33  JOINT PENSIONER:  See Section 4.10(a)(1).  The term "Joint Pensioner"
shall include the Spouse of a Participant whose Pension is payable as provided in Section 4.09(b).
   1.34  LATE RETIREMENT DATE.  The Late Retirement Date described in Section
3.03.
   1.35 LATE RETIREMENT PENSION. A Pension payable pursuant to Sections 3.03 and 4.02.
   1.35A  Am 2
   1.36 MINIMUM BENEFIT: The Participant's Accrued Benefit as of December 31, 1988 determined in accordance with the benefit formula contained in Exhibit B attached hereto.
   1.37  NAMED FIDUCIARIES:  See Section 10.02.
   1.38 NORMAL RETIREMENT AGE: Age 65; provided that, effective as of January 1, 1988, with respect to a Participant who commences participation in the Plan within 5 years before his attainment of Age 65, "Normal Retirement Age" shall mean the fifth anniversary of the date such Participant commenced participation in the Plan.
   1.39 NORMAL RETIREMENT DATE: The first day of the month coinciding with or next following the day the Participant attains his Normal Retirement Age.
   1.40  NORMAL RETIREMENT PENSION:  A Pension payable pursuant to Sections
3.02 and 4.01.
   1.41 OTHER GROUP PLAN: The NACCO Industries, Inc. Pension Plan for Salaried Employees (including both the plan in existence on September 1, 1986 that was terminated effective November 30, 1986 and the new plan with the same name that was





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established effective December 1, 1986) and The North American Coal Corporation
Pension Plan for Salaried Employees, which was terminated effective December
31, 1989.
   1.42 OTHER PENSION: A pension, annuity or similar benefit provided under any Other Pension Plan, including the amount of the Participant's vested accrued benefit which has been annuitized, settled or discharged under (a) The NACCO Industries, Inc. Pension Plan for Salaried Employees on November 30,
1986, the termination date of such plan, or (b) The North American Coal Corporation Pension Plan for Salaried Employees on December 31, 1989, the termination date of such Plan, expressed as a monthly benefit in the form of a straight-life annuity (with no ancillary benefits) commencing on his Normal Retirement Date.
   1.43  OTHER PENSION PLAN:  Any UMW Negotiated Plan and any Other Group Plan.
   1.44 PARTICIPANT: A Pensioner or a person who satisfies the participation requirements set forth in Sections 2.01 and 2.02 and continues to be a Participant pursuant to Section 2.03 hereof.
   1.45 PENSION: A Normal Retirement Pension, a Late Retirement Pension, an Early Retirement Pension or a Deferred Vested Pension.
   1.46 PENSION COMMENCEMENT DATE: Effective as of January 1, 1985, the first day of the first period for which an amount is payable under the Plan as an annuity or in any other form, regardless of whether such amount is in fact paid on such day. An individual whose Pension is suspended pursuant to Section





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4.02(b) or Section 5.02 shall be treated as not having reached his Pension
Commencement Date, and the Pension Commencement Date for any amount which later becomes payable shall be determined pursuant to the preceding sentence. An individual who commences to receive a Pension pursuant to Section 11.12 shall be treated as having reached his Pension Commencement Date.
   1.47 PENSIONER: A former Employee whose employment with the Controlled Group shall have terminated under such conditions that he is eligible for or receiving a Pension under the Plan, even though such Pension has not begun and will not begin until the arrival of the time at which such Pension becomes payable.
   1.48 PERIOD OF SEVERANCE: The period of time beginning with a Severance from Service of an Employee and ending on the day on which he next thereafter performs an Hour of Service.
   1.49 PLAN: The pension plan known as The North American Coal Corporation Salaried Employees Pension Plan, as the same may hereafter be amended or restated from time to time. The Plan was spun off from The NACCO Industries, Inc. Pension Plan for Salaried Employees effective September 1, 1986.
   1.50  PLAN YEAR:  A calendar year.
   1.51 PRIOR PLAN: The NACCO Industries, Inc. Pension Plan for Salaried Employees, as in effect from time to time prior to September 1, 1986.
Effective September 1, 1986, the Plan was spun off from the Prior Plan.
   1.52  PUBLIC PENSION:  See Section 4.05(b).





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   1.53  QUALIFYING TERMINATION:  The Retirement of a Participant, the
termination of a Participant's employment with the Controlled Group that makes him eligible for a Deferred Vested Pension, or the death of a Participant if as a result of his death a benefit is payable hereunder for his Beneficiary.
   1.54 RETIREMENT: The termination of a Participant's employment with the Controlled Group which makes him eligible for a Normal, Late or Early Retirement Pension. The term "Retire" when referring to a Participant refers to the fact that his employment with the Controlled Group is being or has been terminated under conditions that constitute Retirement.
   1.55 SEVERANCE FROM SERVICE: An Employee incurs a Severance from Service on the earlier of (a) the day on which he ceases to be an Employee by reason of his resignation, discharge, permanent layoff, Retirement or death or (b) the first annual anniversary of the first day of a period in which he remains absent from service with the Controlled Group (with or without pay) for any reason other than his resignation, permanent layoff, Retirement, discharge or death (such as vacation, holiday, sickness, suspension, disability (other than disability entitling the Employee to benefits under a Disability Income Plan), leave of absence or temporary layoff). Notwithstanding the foregoing provisions of this Section, an Employee who is absent from service beyond the first annual anniversary of the first date of absence
   (i)  by reason of the pregnancy of the individual,





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     (ii)  by reason of the birth of a child of the individual,
     (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or
     (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, shall not have a "Severance from Service" until the second annual anniversary of the first date of such absence. The period between the first and second anniversaries of the first date of absence from work shall not count, however, as Benefit Service, Vesting Service, or a Period of Severance.
   1.56 SOCIAL SECURITY RETIREMENT AGE: The age used as the retirement age under Section 216(1) of the Social Security Act, as amended, except that such Section shall be applied (a) without regard to the age increase factor, and (b) as if the early retirement age under Section 216(1)(2) of the Social Security Act were 62.
   1.57 SPOUSE: The person to whom an Employee is legally married at the time in question; provided, however, that a former Spouse may be treated as a Spouse or surviving Spouse to the extent required under a "qualified domestic relations order" (as such term is defined by Section 414(p) of the Code).
   1.58 TRUST: The Trust created by the Trust Agreement and known as The North American Coal Corporation (Western Operations) Pension Trust for Salaried Employees.





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                                                                              23


   1.59 TRUST AGREEMENT: The Agreement and Declaration of Trust dated as of September 1, 1986, between the Company and Ameritrust Company National Association as such Agreement and Declaration of Trust may be amended, supplemented or restated from time to time, or any Agreement and Declaration of Trust superseding the same.
   1.60 TRUST FUND: The assets held in trust under the provisions of the Plan and the Trust Agreement, without distinction as to principal or income.
   1.61 TRUSTEE: Ameritrust Company National Association, or its successor or successors in trust under the Trust Agreement.
   1.62 UMW NEGOTIATED PLAN: Any plan or fund, established or maintained pursuant to negotiations with the United Mine Workers of America or a successor thereto or district or local thereof, which provides for pension, annuity or similar benefits, provided a Controlled Group Member makes or has made contributions to provide benefits under such plan or from such fund.
   1.63 VESTING SERVICE: (a) An Employee shall receive Vesting Service for the period of his Benefit Service. In addition, an Employee shall receive Vesting Service for (i) periods of time not counted as Benefit Service that would count as Benefit Service except for the fact that he is employed (A) by an Employer in a capacity other than as a Covered Employee or (B) by a non-Employer Controlled Group Member, or (ii) any Period of Severance which commences by reason of a quit, discharge,





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                                                                              24


permanent layoff or Retirement and which continues for less than one year; provided, however, that no work, employment or time before an Employee attains Age 18 shall be counted in determining his Vesting Service.
   (b) Notwithstanding anything in the Plan to the contrary, employment with and remuneration paid by The Warner Collieries Company and its Associated Companies (as defined in Section 9.3 of the Plan is in effect on December 31, 1975 and as amended by Amendment No. 1 thereto) shall be considered as Vesting Services as a salaried Employee and Compensation to the extent provided in said
Section 9.3 with respect to "service", "service as a full-time salaried employee" and "credited compensation".
   1.64 CONSTRUCTION OF DOCUMENTS: (a) Unless the context clearly otherwise requires, masculine words wherever used herein or in the Trust Agreement shall include feminine and neuter words and the singular shall include the plural wherever appropriate.
   (b) The words "herein", "hereof", "hereunder" and other words of similar import in the Plan or the Trust Agreement refer to the entire Plan or the Trust Agreement (as the case may be) rather than to the portion of the Plan or the Trust Agreement in which they appear.
   (c) Present tense verbs herein shall be construed as being both past tense verbs and present tense verbs where it is apparent from the context of the passage involved that as applied





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                                                                              25


to some person the event or situation involved may have occurred in the past.
   (d) Where headings have been supplied for portions of the Plan or of the Trust Agreement (other than the headings to the defined terms in Sections 1.02 through 1.63) they have been supplied for convenience only and are not to be taken as limiting or extending the meaning of any of such portions of such documents.
   (e) As used herein, the phrase benefits "with respect to" a Participant, Pensioner or Employee means benefits under the Plan for such person and his Beneficiaries.
   (f) A number of the provisions hereof and of the Trust Agreement are designed to contain provisions required or contemplated by certain federal laws and/or regulations thereunder. Each such provision herein and in the Trust Agreement is intended to have the meaning required or contemplated by such provision of such law or regulations and shall be construed in accordance with valid regulations and valid published governmental rulings and interpretations of such provision. In applying such provisions hereof or of the Trust Agreement, each Fiduciary may rely (and shall be protected in relying) on any determination or ruling made by any agency of the United States Government that has authority to issue regulations, rulings, interpretations or determinations with respect to the federal law thus involved.
   (g) Except to the extent federal law controls, the Plan shall be governed, construed and administered according to





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                                                                              26


the laws of the State of Ohio. All persons accepting or claiming benefits under the Plan or Trust Agreement shall be bound by and deemed to consent to their provisions.
   (h) Wherever the word "person" appears in the Plan, it shall refer to both natural and legal persons.
   (i) This Amendment and Restatement of the Plan shall constitute an amendment, restatement and continuation of the Plan. This Amendment and Restatement is generally effective as of January 1, 1989. During the period from January 1, 1989 until the date of the adoption of this Amendment and Restatement, benefits under the Plan were frozen for all Participants as a result of the adoption of the Model Amendments No. 1, 2 and 3 from IRS Notice 88-131. The adoption of this Amendment and Restatement retroactively extinguishes the freeze on benefit accruals to January 1, 1989.
   Certain provisions of this Amendment and Restatement of the Plan are effective as of some other date. The provisions of this Amendment and Restatement of the Plan which are effective prior to January 1, 1989 shall be deemed to amend the corresponding provisions of the Plan as in effect before this Amendment and Restatement and all amendments thereto. Events occurring before the applicable effective date of any provision of this Amendment and Restatement of the Plan shall be governed by the applicable provision of the Plan in effect on the date of the event.
   (j) Nothing contained in this Amendment and Restatement of the Plan shall reduce or have the effect of





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                                                                              27


reducing the Accrued Benefit (within the meaning of Section 411(d)(6) of the Code) of any Participant under the terms of the Plan as in effect before this Amendment and Restatement. This Amendment and Restatement of the Plan shall be interpreted and administered accordingly.





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                                                                              28


ARTICLE II - BECOMING A PARTICIPANT AND TERMINATION OF PARTICIPATION
--------------------------------------------------------------------

   2.01  COMMENCEMENT OF PARTICIPATION.
   (a) (Participation as of January 1, 1989). Each Employee who was a Participant in the Plan on January 1, 1989 shall continue to be a Participant in the Plan as hereby restated, if he is a Covered Employee on January 1, 1989.
   (b) (Participation After January 1, 1989) Any other Employee shall become a Participant in the Plan on the day on which he becomes a Covered Employee.
   2.02 EXCLUSIONS. An Employee may not become a Participant if he works for an Employer primarily outside of the United States and he is not a citizen of the United States.
   2.03 TERMINATION OF PARTICIPATION. A Participant who is not a Pensioner shall only cease to be a Participant when he ceases to be an Employee. Such a former Participant shall again become a Participant as soon as he again becomes a Covered Employee or becomes a Pensioner.





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                                                                              29


ARTICLE III - ELIGIBILITY FOR PENSIONS
--------------------------------------

   3.01 REQUIREMENTS FOR PENSION. An Employee or former Employee shall not be eligible for a Pension under the Plan as hereby restated unless, in addition to any other requirements set forth in the Plan, the termination of his employment with the Employers occurs on or after January 1, 1989. The benefit, if any, payable with respect to a former Employee whose employment with the Employers terminated before January 1, 1989 (and who is not rehired by an Employer thereafter) shall be determined by and paid in accordance with the terms and provisions of the Plan as in effect at the date of such termination, except to the extent that certain provisions of the Plan, as amended and restated hereby as of January 1, 1989, apply to such individual as a result of applicable law or to the extent that the context clearly requires the application of such provision to such individual.
   3.02 NORMAL RETIREMENT. A Participant whose employment with the Controlled Group is terminated on his Normal Retirement Date shall be entitled to a Normal Retirement Pension as provided in Section 4.01. A Participant's right to his Normal Retirement Pension shall be nonforfeitable upon the attainment of his Normal Retirement Age while he is an Employee.
   3.03 LATE RETIREMENT. A Participant who postpones his Retirement to a date subsequent to his Normal Retirement Date (his "Late Retirement Date") shall be entitled to a Late Retirement Pension as provided in Section 4.02.





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                                                                              30


   3.04 EARLY RETIREMENT. A Participant having at least ten years of Vesting Service as a salaried Employee whose employment with the Controlled Group is terminated at a date at or after Age 55 but before his Normal Retirement Date and while he is a salaried Employee (his "Early Retirement Date") shall be eligible for an Early Retirement Pension as provided in Section 4.03.
   3.05 DEFERRED VESTED TERMINATIONS. A Participant having at least five years of Vesting Service whose employment with the Controlled Group is terminated before he becomes eligible for any other Pension hereunder shall be eligible for a Deferred Vested Pension as provided in Section 4.04.
   3.06 DISABILITY. If a Covered Employee having at least one year of Vesting Service as a salaried Employee becomes disabled and as a result thereof he receives benefits under a Disability Income Plan, (a) he shall be credited with Benefit and Vesting Service for the period provided in Section 1.10(e) and (b) except as provided in Section 3.07, he shall for purposes of the Plan be deemed to be a Covered Employee during the period for which he continues to receive (or to be entitled to receive) such Disability Income Plan benefits.
   3.07 SURVIVING SPOUSE PENSION. If a Participant having at least ten years of Vesting Service as a salaried Employee and having attained Age 52 dies before his Pension Commencement Date and while he is a Covered Employee, and if he is survived by his Spouse to whom he has been legally married during the entire year immediately preceding his death, such





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                                                                              31


Spouse shall be eligible for a Surviving Spouse Pension as provided in Section
4.07. However, if such a Participant's death occurs while he is not in fact an Employee but is deemed (pursuant to Section 3.06) to be a Covered Employee due to the receipt of or entitlement to benefits under a Disability Income Plan, such Spouse shall only be entitled to a Surviving Spouse Pension if such Spouse was legally married to the Participant when he became so disabled as to be entitled to such disability benefits.
   3.08 PRE-RETIREMENT SPOUSE PENSION. (a) If a Participant having a nonforfeitable right to a Pension hereunder dies before his Pension Commencement Date and after having any service or paid leave after August 22, 1984 that is recognized hereunder, and if he is survived by his Spouse to whom he has been legally married during the entire year immediately preceding his death who is not eligible for the Surviving Spouse Pension, such Spouse shall be eligible for a Pre-Retirement Spouse Pension as provided in Section 4.08.
   (b) Any Participant (1) who had any service after December 31, 1975 that is recognized hereunder, (2) to whom Subsection (a) of this Section would not apply but for this Subsection, (3) who, when he terminated employment with the Controlled Group, had at least ten years of Vesting Service, and (4) who was alive, and whose Pension Commencement Date had not occurred, on July 19, 1985, may elect, during the period beginning on July 19, 1985 and ending on the earlier of the date of the Participant's Pension Commencement Date or the date of




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                                                                              32


his death, to have the rules of Subsection (a) of this Section apply to him.
If the Participant makes such an election, the Pension otherwise payable with respect to him shall be reduced, to reflect the increased cost attributable to having the pre-retirement survivor coverage for the period during which it was in effect, on the basis of the actuarial factors, assumptions and procedures set forth in Exhibit A. The Committee shall give participants described in this Subsection notice of its provisions and the reduction described herein shall not apply to the period between July 19, 1985 and the time such notice is given.






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                                                                              33


ARTICLE IV - PENSION AND DEATH BENEFITS
---------------------------------------

   4.01 NORMAL RETIREMENT PENSION. The Normal Retirement Pension for a Participant entitled to such a Pension shall be a Pension payable, except as otherwise provided in the Plan, for the Participant's lifetime, in a monthly amount equal to the greater of (a) the Participant's Minimum Benefit, or (b) A plus B, multiplied by C, plus D ([(A+B) x C] + D) where:

   A = 1.1% of the Participant's Final Average Monthly Pay not exceeding the Participant's Covered Compensation;

   B = 1.6% of the Participant's Final Average Monthly Pay in excess of the Participant's Covered Compensation;

   C = The Participant's number of years of Benefit Service not in excess of 30 years; and

   D = 0.5% of the Participant's Final Average Monthly Pay, multiplied by the Participant's number of years of Benefit Service in excess of 30 years.

Except as otherwise provided herein, such Pension shall begin on the first of the month coincident with or following the Participant's Normal Retirement Date.
   4.02 LATE RETIREMENT PENSION. (a) The Late Retirement Pension for a Participant entitled to such a Pension shall be determined in the same manner as a Normal Retirement Pension but based on the Participant's Benefit Service, Covered Compensation and Final Average Monthly Pay as of his Late Retirement Date. Except as otherwise provided herein, such Pension shall begin on the first day of the month coincident with or following the Participant's Late Retirement Date.
   (b) Notwithstanding Subsection (a) of this Section, a Participant's Late Retirement Pension shall begin as of the





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                                                                              34


first day of any month after his Normal Retirement Date and before his Retirement (1) during which he is credited with less than 40 Hours of Service (including, for this purpose, hours for which he is paid, or entitled to payment, by a Controlled Group Member on account of the period of time during which no duties are performed) or (2) during which he is credited with at least 40 Hours of Service (as so defined) and the Company has not given him the notice required by 29 C.F.R. Section 2530.203-3(b)(4) that payment of his Normal Retirement Pension is being withheld. If a benefit becomes payable to a Participant pursuant to the preceding sentence, the benefit accruals, if any, required by the Plan for the period of payment with respect to such Participant shall, in accordance with regulations promulgated by the Secretary of the Treasury, be treated as satisfied to the extent of the Actuarial Equivalent of such benefit payments.
   4.03 EARLY RETIREMENT PENSION. (a) The Early Retirement Pension for a Participant entitled to such a Pension shall be determined in the same manner as a Normal Retirement Pension but based on the Participant's Benefit Service, Covered Compensation and Final Average Monthly Pay as of his Early Retirement Date.
   (b) The Early Retirement Pension described in Subsection (a) of this Section shall commence on the first day of the month coincident with or following the Participant's Normal Retirement Date, unless the Participant elects within the 90-day period ending on his Pension Commencement Date (with, if he is married and if he elects a benefit option other than the





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                                                                              35


Automatic 50% Spouse Option or a Joint Pensioner Option under Section 4.10(a)(1) with his Spouse as the Joint Pensioner, the consent of his Spouse), that the Early Retirement Pension commence in a reduced amount on the first day of any earlier month designated by him, which day is subsequent to his Qualifying Termination. Such reduced Early Retirement Pension shall be equal to the amount determined under Subsection (a) of this Section, reduced by 0.33333% for each month that his Early Retirement Pension commences before his Normal Retirement Date.
   4.04 DEFERRED VESTED PENSION. (a) The Deferred Vested Pension for a Participant entitled to such a Pension shall be determined in the same manner as the Normal Retirement Pension but based on the Participant's Benefit Service, Covered Compensation and Final Average Monthly Earnings at the time of his Qualifying Termination.
   (b) A Participant's Deferred Vested Pension shall commence on the first day of the month coincident with or following his Normal Retirement Date; provided, however, that a Participant who had at least 10 years of Vesting Service as a salaried Employee on his Qualifying Termination may elect, within the 90-day period ending on his Pension Commencement Date (with, if he is married and if he elects a benefit option other than the Automatic 50% Spouse Option or a Joint Pensioner Option under Section 4.10(a)(1) with his Spouse as the Joint Pensioner, the consent of his Spouse), to have his Deferred Vested Pension commence in a reduced amount on the first day of any earlier month designated by him which day is within the ten-year period





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                                                                              36


prior to his Normal Retirement Date and is subsequent to his Qualifying Termination. Such reduced Deferred Vested Pension shall be the Actuarial Equivalent of the Normal Retirement Pension determined using the actuarial factors specified in Exhibit A, ignoring the death benefit specified in section 4.06.
   (c) The Accrued Benefit of a Participant who terminates his employment with the Controlled Group at a time when he does not have a nonforfeitable right to any Pension hereunder shall be deemed to have been distributed to the Participant immediately upon such termination of employment, and the Participant's entire Accrued Benefit shall thereupon be forfeited. Such forfeitures shall not be applied to increase the benefits any Employee would otherwise receive under the Plan, but shall be used to reduce the future contributions of the Employers. If the Participant is subsequently re-employed, the deemed distribution described in the first sentence of this Subsection shall be deemed to have been repaid to the Plan upon such re-employment if there were fewer than five consecutive 1-year Periods of Severance during the period between the Participant's original termination of employment with the Controlled Group and his subsequent re-employment with the Controlled Group.
   4.04A  Am 5
   4.05 REDUCTIONS FOR OTHER PRIVATE AND PUBLIC BENEFITS. (a) If a Pensioner is (or would upon application be) entitled to an Other Pension under any Other Pension Plan and if (in a case where the Other Pension Plan is an Other Group
Plan) he was





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                                                                              37


a Covered Employee under the Plan after the last date on which he was a Covered Employee under the Other Group Plan, his monthly Pension hereunder (determined after reductions for early commencement but before adjustments for any optional form of benefit) shall be reduced by the monthly amount, beginning when his Pension hereunder is to begin and payable monthly for his then remaining lifetime and no longer, that is the Actuarial Equivalent of such Other Pension. However, his monthly Pension hereunder shall not be reduced by any portion of such Other Pension that was paid for by his own contributions to such Other Pension Plan and any portion thereof that was not attributable to employment with the Controlled Group. The amount of such Other Pension shall be determined after reductions for early commencement but before adjustments for any optional form of benefit and without regard for any optional election of a contingent annuitant, joint and survivor or period certain option or any similar option. Where all or a part of an Other Pension is or has been discharged or settled by a lump sum payment or a similar payment, the provisions hereof shall be applied to such Other Pension the same as if it had not been so discharged or settled. The Pension Committee may, after consultation with an Actuary, equitably adjust a Pensioner's monthly Pension hereunder if the Pensioner's Pension hereunder is suspended in accordance with
Section 4.02(b) or 5.02 and the Pensioner's benefit (if any) under the Other Group Plan is not suspended.
   (b) The term "Public Pension" shall mean any benefit for disability, old age or retirement (including workers'



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                                                                              38


compensation benefits and black lung benefits, but excluding benefits under the federal Social Security Act or any successor thereto) which is paid from a governmental fund or is provided for or required by statutory law; provided that (1) such benefit is paid (i) by one or more Controlled Group Members, or
(ii) pursuant to an insurance policy under which a Controlled Group Member pays or has paid premiums and such benefits are in fact paid from such policy, or
(iii) from a fund to which a Controlled Group Member contributes or has contributed by the payment of premiums, taxes or otherwise (other than taxes for the general purposes of a government) and (2) the term "Public Pension" shall not include payment of or reimbursement for medical expenses. Notwithstanding the foregoing, in the event that a Pensioner's black lung benefits are attributable (in whole or in part) to employment with a non-Controlled Group Member, the Pensioner's Pension hereunder shall be offset only by the portion of such benefits attributable to employment with the Controlled Group. The applicable offset will be calculated by multiplying each benefit payment by a fraction, the numerator of which is the Pensioner's years of service with the Controlled Group and the denominator of which is the Pensioner's years of total employment in the coal industry.
   (c) A Pensioner's Pension hereunder shall be reduced by any Public Pension to which he is (or would upon application be) entitled. This reduction shall be accomplished by reducing the Pensioner's Pension hereunder for each month by the amount of such Public Pension that is payable with respect to such month



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                                                                              39


for the Pensioner, and his Spouse, or dependents if any. No reduction shall be made pursuant to this Subsection (c) with respect to (1) any portion of a Public Pension for a Pensioner that is payable for any period of time that precedes the date his Pension hereunder is to begin, or (2) any Public Pension from which the Pensioner's Pension hereunder is deducted. In the event a Pensioner receives a Public Pension that includes any retroactive payment for any prior month during which he received a Pension hereunder, the Committee shall adjust future payments or distributions to such Pensioner or his Beneficiaries to recover any excess payments theretofore made from the Trust Fund to such Pensioner.
   (d) The Committee shall have full authority to determine under the foregoing provisions of this Section the amount of reductions provided for in this Section and may adopt rules, applying uniformly to all Participants similarly situated, as it may deem advisable to carry out the purpose and provisions of this Section.
   4.06 POST-RETIREMENT DEATH BENEFIT. If a Pensioner, other than one entitled to a Deferred Vested Pension, dies while receiving his Pension hereunder (or while he would have been receiving such Pension except for Section 5.06(a)), there shall be payable to his Beneficiary the difference (if any) between (a) $5,000 and (b) the value (as of the date of the Pensioner's death) of any death benefit payable (or payable upon application) with respect to such Pensioner under any group life insurance which had been paid for in whole or in part by a Controlled Group



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                                                                              40


Member; provided, however, that the death benefit provided for in this Section shall not be payable if the Pensioner qualifies for a substantially similar benefit provided by an Other Group Plan (or under the terms of the annuity contracts issued to such person upon the termination of The NACCO Industries, Inc. Pension Plan for Salaried Employees as of November 30, 1986 or upon the termination of The North American Coal Corporation Pension Plan for Salaried Employees on December 31, 1989) and if the Pensioner was a Participant in such Other Group Plan after the last date on which he was a Covered Employee hereunder.
   4.07 SURVIVING SPOUSE PENSIONS. (a) The Surviving Spouse Pension for the surviving Spouse of a deceased Participant which Spouse is entitled to such benefit (1) shall be (for Spouses of Participants who die prior to their Normal Retirement Date) a monthly benefit equal to 50% of what would have been such Participant's Normal Retirement Pension (payable in the form of a single life annuity with no reduction for early commencement) if he had reached his Normal Retirement Date on the date he died and if (instead of dying) he had continued to live or (in the case of Spouses of Participants who die on or after their Normal Retirement Date) a monthly benefit equal to 50% of what would have been such Participant's Normal or Late Retirement Pension, as applicable, (payable in the form of a single life annuity with no reduction for early commencement) if he would have retired on the date of his death, (2) shall begin on the first day of the month after the Participant's death if such Spouse is living on such day, (3) shall, except as otherwise provided herein, be


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
                                                                              41


payable monthly thereafter (on the first of each month) during such Spouse's remaining lifetime and (4) shall cease with the payment due on the first day of the last month in which such Spouse is living. If the surviving Spouse is eligible for a survivorship pension, annuity, or similar benefit under an Other Group Plan because of the death of the Participant prior to the date on which such Participant's pension was due to begin under such Other Group Plan and if the deceased Participant was a Covered Employee under the Plan after the last date on which he was a Covered Employee under the Other Group Plan, the surviving Spouse's monthly benefit hereunder shall be reduced, beginning when such Spouse's benefit under such Other Group Plan is to begin, by the monthly amount of the survivorship benefit to which the Spouse is entitled under such Other Group Plan. Where all or part of such survivorship benefit under such Other Group Plan is or has been discharged or settled by a lump sum payment or a similar payment, the provisions hereof shall be applied to such survivorship benefit the same as if it had not been so discharged or settled.
   (b) Any death, survivor or similar benefit under a plan or program that provides for a Public Pension, which is (or would upon application be) payable on account of the death of the Participant and because of a disease that is designated by law or governmental regulation as an occupational disease of an industry that includes the coal mining industry or businesses, shall be deducted from the Surviving Spouse Pension under this Section until the amount deducted equals the amount of such death,


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                                                                              42


survivor or similar benefit. Such deduction shall be accomplished by reducing the Surviving Spouse Pension determined under Subsection (a) of this Section for each month by the amount of such death, survivor or similar benefit that is payable with respect to such month for the surviving Spouse. The monthly offset provided under the preceding sentence shall be calculated at the time the Surviving Spouse Pension begins or, if later, the date the death, survivor or similar benefit under the plan or program providing for a Public Pension begins, and shall not thereafter be changed or adjusted notwithstanding any change in the amount of the Public Pension. No reduction shall be made pursuant to the preceding three sentences of this Subsection with respect to
(1) any portion of a Public Pension for a surviving Spouse that is payable for any period of time that precedes the date his Pension hereunder is to begin, or
(2) any Public Pension from which the Surviving Spouse Pension hereunder is deducted. In the event a surviving Spouse receives a Public Pension that includes any retroactive payment for any prior month during which he received a Pension hereunder, the Committee shall adjust future pension payments with respect to such Spouse to recover any excess payments theretofore made from the Trust Fund to such Spouse.
   4.08 PRE-RETIREMENT SPOUSE PENSION. (a) The monthly amount of the Pre-Retirement Spouse Pension for the Spouse of a deceased Participant entitled to such benefit shall be the Actuarial Equivalent (as of the date such benefit commences) of that amount which the surviving Spouse would have been entitled


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                                                                              43


to receive (determined by counting only the Participant's Benefit Service as of the date of his death) if:
     (1)  in the case of a Participant who dies after his  Earliest
Retirement Date, the Participant had retired or otherwise terminated employment with the Controlled Group during the month before his death with his Pension payable under the Automatic 50% Spouse Option (or, in the case of a Participant who (i) elected a Joint Pensioner option under Section 4.10(a)(1) with his Spouse as the Joint Pensioner to receive payments after the death of the Participant of 66-2/3%, 75% or 100% of the reduced Pension payable to the Participant under such option and (ii) dies before the Pension Commencement Date, under the option elected by the Participant) commencing on the first day of the month following the month in which he died; or
     (2) in the case of a Participant who dies on or before his Earliest Retirement Date,
     (i) the Participant's (in the case only of a Participant who dies while he is an Employee) employment with the Controlled Group had terminated on the date of his death,
     (ii)  the Participant had survived to his Earliest Retirement Date,
     (iii) the Participant had retired at his Earliest Retirement Date, with a Pension payable immediately under the Automatic 50% Spouse Option (or, in the case of a Participant who (A) elected a Joint Pensioner option under Section 4.10(a)(1) with his Spouse as the Joint Pensioner to receive payments after the death of the Participant of 66-2/3%, 75% or 100% of the



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                                                                              44


reduced Pension payable to the Participant under such option and (B) dies before the Pension Commencement Date, under the option elected by the Participant), and
   (iv)  the Participant died on the day after his Earliest Retirement Date.
     (b) The Pre-Retirement Spouse Pension described in this Section shall begin on the first day of the month following the month in which occurs the Participant's Earliest Retirement Date or, if the Participant dies after his Earliest Retirement Date, on the first day of the month following the month in which the Participant dies, unless, in the case of a Pre-Retirement Spouse Pension first payable in a month prior to the month following the month in which the Participant would have attained his Normal Retirement Age had he not died, the surviving Spouse elects later commencement on the first day of any subsequent month up to the month following the month in which the Participant would have attained his Normal Retirement Age had he not died, but in any case only if the Spouse is living on such date. If the Spouse elects to defer commencement of the Pre-Retirement Spouse Pension, the benefit such Spouse shall receive shall be the Actuarial Equivalent of the benefit such Spouse would have received had there been no deferral.
   4.09 NORMAL FORMS OF BENEFITS. (a) Notwithstanding any other provision of the Plan, a Pension payable to a Participant shall be paid in the applicable form described in Subsection (b) or (c) of this Section unless payment in such form



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                                                                              45


is effectively waived pursuant to Subsection (b) or (c) of this Section.
   (b)(1) A Participant who is married on his Pension Commencement Date shall have his Pension paid in the form of an "Automatic 50% Spouse Option" unless the Participant elects to waive such Option during the 90-day period ending on his Pension Commencement Date, provided that any election to waive such Option shall not take effect unless (i) the Participant's Spouse consents in writing to such election, and the Spouse's consent acknowledges the effect of such election and is witnessed by a Plan representative or a notary public, or (ii) it is established to the satisfaction of a Plan representative that the consent required under (i) cannot be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations. Effective January 1, 1987, the election to waive the Automatic 50% Spouse Option must designate a Beneficiary (or a form of benefits) that may not be changed without the written consent of the electing Participant's Spouse, unless the written consent of the Spouse expressly permits designations by the Participant without any requirement of further consent by the Spouse. The Automatic 50% Spouse Option shall provide payments as if the Participant had elected a Joint Pensioner Option under Section 4.10(a)(1) with his Spouse as his Joint Pensioner and 50% as the percentage of the reduced Pension payable to



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                                                                              46


  the Participant to be continued to the Spouse after the death of the Participant, if the Spouse survives the Participant. Any election by the Participant to waive the Automatic 50% Spouse Option may be revoked by the Participant during the 90-day period ending on the Participant's Pension Commencement Date. A Participant's election to waive the Automatic 50% Spouse Option and any revocation of such election may be made solely by an instrument (in form acceptable to the Committee) signed by the Participant and filed with the Secretary of the Committee during such election period.
   (2) The Committee in accordance with applicable law and regulations shall provide to each Participant, within a reasonable period of time before the Participant's Pension Commencement Date, a written explanation of (i) the terms and conditions of the Automatic 50% Spouse Option, (ii) the Participant's right to make, and the effect of, an election to waive the Automatic 50% Spouse Option, (iii) the rights of the Participant's
  Spouse hereunder, (iv) the right to make, and the effect of, revocation of an election to waive the Automatic 50% Spouse Option, and
  (v) a general description of the eligibility features and relative values of a single life annuity and the other optional forms of benefit described in Section 4.10.
  (3) Pension payments for the Spouse shall commence on the first day of the month following the month in which the





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                                                                              47


Participant dies, provided the Spouse is living on such day and is otherwise eligible to receive such payments under this Section, and shall continue during the Spouse's remaining lifetime, the last monthly payment being payable on the first day of the month in which the Spouse dies. If a Participant's Spouse predeceases the Participant before the Participant's Pension Commencement Date, the Participant shall be treated as though he had elected to waive the Automatic 50% Spouse Option. If a Participant's Spouse dies on or after the Participant's Pension Commencement Date, the Participant's reduced Pension will not be increased thereby.
(c) A Participant who is not married on his Pension Commencement Date shall have his Pension paid in the form of a single life annuity, as provided in
Section 4.01 hereof, unless such Participant elects, within the 90-day period ending on his Pension Commencement Date, to waive the payment of his benefits in such form.
   4.10 OPTIONAL FORMS OF BENEFITS. (a) A Participant who has waived the payment of his Pension in the form provided in Section 4.09 may elect (subject to the provisions of this Section and to such rules as may be adopted by the Committee) any one, or a compatible combination, of the optional forms of benefits specified in the following paragraphs or to have his Pension paid in the form of a single life annuity as specified in Section 4.01 (which form shall be considered an optional form of benefit for purposes of this Section.) Any such optional form of benefit or combination of optional forms of benefits shall be the Actuarial



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                                                                              48


Equivalent of the Pension otherwise payable from the Trust Fund. In determining such Actuarial Equivalent, the death benefit specified in Section
4.06 shall be ignored.
   (1) (JOINT PENSIONER OPTIONS) A Participant may elect to receive a reduced Pension payable for him during his lifetime on and after his Pension Commencement Date, and after his death to have a Pension payable during the surviving lifetime of and for a natural person (herein called his "Joint Pensioner") designated by the Participant for such purpose at the rate of 50%, 66-2/3%, 75% or 100% of the reduced Pension payable for the Participant. Pension payments for the Joint Pensioner shall begin with the first day of the month after the month in which the Participant dies, provided his death does not void this Option as provided in Subsection (c) of this Section, and provided his Joint Pensioner is living on such day, and the last monthly payment for the Joint Pensioner shall be payable on the first day of the last month in which the Joint Pensioner is living. If a Participant's Joint Pensioner dies before the Participant's Pension hereunder is to begin, the election shall be of no effect and the Participant shall be treated the same as though he had not elected a Joint Pensioner Option. If a Participant's Joint Pensioner dies on or after the date the Participant's Pension hereunder is to begin and while the Participant is living, the Joint Pensioner Option elected shall continue in force and the Participant's reduced Pension will not be increased thereby.



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                                                                              49


   (2) (10 YEAR CERTAIN) A Participant may elect to receive a reduced Pension payable for him during his lifetime on and after his Pension Commencement Date with the provision that, in the event of his death on or after such date and before 120 monthly Pension payments have been paid for him, monthly Pension payments will be continued (at the same reduced rate) to his Beneficiary until the number of monthly Pension payments made for his Beneficiary, when added to the number of monthly Pension payments made for the Participant, equals a total of 120 (referred to herein as the "10 Year Certain").
   (3) (SOCIAL SECURITY OPTION) A Participant whose Pension commences prior to his Social Security Retirement Age may elect to have the amount of monthly pension payable for him increased before his Social Security Retirement Age (or, if requested by the Participant, before an earlier date on which he may elect to have his old age benefits under the Social Security Act begin) and decreased thereafter, to the end that his Pension hereunder, when combined with the old age benefits payable under the Social Security
  Act (as estimated as of the date his Pension hereunder is to begin), will provide a level amount of retirement income insofar as practicable.
   (b) (ELECTION OF OPTIONS) An election of an Option or Options under this Section may be made (and may be rescinded), and the Participant's Joint Pensioner and the percentage of the Participant's reduced Pension to be paid after his death to his Joint Pensioner may be designated (and such designations may be



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                                                                              50


changed), solely by an instrument (in form acceptable to the Committee) signed by the Participant and filed with the Secretary of the Committee while the Participant is living and within the 90-day period ending on his Pension Commencement Date. A Participant whose Pension has commenced under the Plan may not change the terms of any Option he has elected, may not change his designated Joint Pensioner and may not rescind any Option he has elected. Except for spousal consent required under any other Section hereof, the consent of a Participant's Beneficiary to any rescission or change in an Option or the terms thereof or to a change in the Participant's Joint Pensioner, in any case before the Participant's Pension commences, shall not be required. The Committee shall require proof satisfactory to it of the Participant's good health at the time he makes an election of an Option, before such election is allowed, unless such election is made at least 60 days before his Pension Commencement Date.
   (c) (OTHER TERMS OF THESE OPTIONS) The time for the commencement of Pension payments for the Participant shall not be affected by the election of a Joint Pensioner Option (which term includes the Automatic 50% Spouse Option) or the 10 Year Certain. If a Participant elects an Option under Subsection (a) of this Section and dies before his Pension Commencement Date, the election shall be void. However, if a Pensioner dies after his Pension Commencement Date, but on or before the date his Pension actually commences, and if no Surviving Spouse Pension or Pre-Retirement Spouse Pension is payable for his surviving Spouse, his Pension shall, for purposes of the Joint Pensioner



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                                                                              51


and 10 Year Certain Options, be deemed to have begun on the first day of the month in which he died.
   (d) (LIMITATION ON OPTIONS) Notwithstanding any other provision of this Section, a Participant's election of an Option provided for in this Section shall not become effective unless the present value of the payments expected to be made to him under such Option is more than 50% of the present value of the total of the payments expected to be made under such Option to him and his Beneficiaries, but this limitation shall not apply to the Joint Pensioner Options (which term includes the Automatic 50% Spouse Option) if the Participant's Spouse is the Participant's Joint Pensioner. Such present values shall be determined as of the date the Participant's Pension hereunder begins (or, if earlier, the date which is one month before the Participant's death), using the actuarial assumptions specified in Exhibit A to the Plan.
   (e) If a Participant elects an Option under this Section and his Pension is to be reduced in the manner provided by Section 4.05(c) on account of a Public Pension, the monthly amount payable under such Option shall be the Actuarial Equivalent of the amount determined by reducing his Pension by the Public Pension as specified in Section 4.05(c).
   (f) The Committee rules with respect to optional forms of benefits may be changed by the Committee from time to time, but they shall be uniform in their application to all Participants who are similarly situated. However, except as otherwise permitted by the Code, no such rule or change herein




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                                                                              52


shall result in the elimination or reduction of an "optional form of benefit" (as defined in Treasury Regulation Section 1.411(d)-4; Q&A-1).








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                                                                              53


ARTICLE V - VARIOUS PROVISIONS CONCERNING PENSIONS
--------------------------------------------------

   5.01 APPLICATION FOR PENSIONS. (a) A Participant eligible to receive a Pension hereunder and wishing to Retire, and any Pensioner who is eligible for but is not receiving a Pension hereunder, shall obtain a form of application for that purpose from the Company and shall sign and file with the Secretary of the Committee his application on such form, furnishing such information as the Committee may reasonably require, including satisfactory proof of his Age and that of his Spouse (if any) and any authority in writing that the Company may request authorizing it to obtain pertinent information, certificates, transcripts and/or other records from any public office. An application for a Pension may not be filed more than 90 days before such Pension is to begin.
   (b) Except as provided in Sections 4.02(b), 5.03(b) and 11.12, no Pension shall be payable hereunder for a Participant if he dies before his Pension Commencement Date and before he files an application pursuant to Subsection (a) of this Section and a Pensioner's Pension hereunder shall not begin until the Participant (or surviving Spouse) files an application for such Pension pursuant to Subsection (a) of this Section. Notwithstanding the foregoing, if a proper application is filed by a Participant after his Normal Retirement Date and after his Pension otherwise would have begun pursuant to the Plan, or by his surviving Spouse after the benefit otherwise would have begun pursuant to Sections 4.07 or 4.08, then, subject to Section 5.03(a), a lump-sum retroactive payment shall be made (without



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                                                                              54


interest) on account of the months for which such Pension or benefit would otherwise have been paid pursuant to this Plan.
   5.02 DURATION OF PENSIONS. After a Pensioner's Normal Retirement Pension, Late Retirement Pension, Early Retirement Pension or Deferred Vested Pension has begun, it shall, except as otherwise provided in the Plan with respect to optional forms of benefits, continue during his remaining lifetime, the last monthly payment of such Pension being payable on the first day of the month in which he dies, except that no Pension shall be payable for any Pensioner for any month on the first day of which he is an Employee and is receiving Compensation for work currently being performed and during which he completes 40 or more Hours of Service (as defined in Section 4.02(b)) provided his Employer has given him notice in accordance with applicable law that his Pension payments are being withheld pursuant to the foregoing provisions.
   5.03 PAYMENT OF BENEFITS. (a) Except as otherwise provided in the Plan, any benefit hereunder shall be paid monthly on the first day of each month for which such benefit is payable, but no benefit shall be payable for a Pensioner unless he is living on the Pension Commencement Date and no benefit shall be payable for a Beneficiary unless he is living on the date such benefit becomes payable.
   (b) If the amount of benefit is less than $30 a month, the benefit shall be paid quarterly, half yearly or yearly in advance as the Participant or Beneficiary directs; provided, however, that if the present value of such benefit, at any time



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                                                                              55


after the Participant's termination of employment or death and prior to the Pension Commencement Date, is $3,500 or less, such benefit shall be paid as soon as administratively practicable following such termination or death in a lump sum that is the Actuarial Equivalent of such benefit. Such $3,500 amount shall be calculated by using an interest rate equal to the Applicable Interest Rate in effect on January 1 of the Plan Year in which the distribution is made.
   (c) No interest shall be due on any benefit payment by reason of the fact that it is not paid on or before the date it is payable.
   (d)  Am 2
   5.04 REHIRE OF PENSIONERS. If after the Qualifying Termination of a Participant he again becomes an Employee, such re-employment shall not have any effect on benefits under the Plan with respect to him which are payable on account of such Qualifying Termination, except as provided in Sections 4.02(b) and 5.02. If on or after such re-employment he again becomes a Participant in the Plan or in any Other Group Plan and later again incurs a Qualifying Termination, any benefits hereunder which become payable with respect to him on account of such subsequent Qualifying Termination (a) shall be calculated
(1) in accordance with other Sections hereof after adding to the length of his Benefit Service after his previous Qualifying Termination his length of Benefit Service at the time of his previous Qualifying Termination and taking into account Compensation earned both before and after his previous Qualifying Termination





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                                                                              56


and (2) without regard to the benefits that have been paid and that are or may become payable with respect to him on account of his previous Qualifying Termination and (b) shall be reduced, in accordance with regulations promulgated by the Secretary of the Treasury, by the Actuarial Equivalent of all benefits with respect to him that have been paid and that are or may become payable under the Plan on account of his previous Qualifying Termination (including his election of any optional form of benefit).
   5.05 SPENDTHRIFT PROVISIONS. To the extent permitted by law and except as otherwise provided under a qualified domestic relations order pursuant to
Section 414(p) of the Code, no right or interest of any kind in the Trust Fund shall be transferable, alienable or assignable by any Participant or Beneficiary, nor, except as otherwise provided or permitted by the Plan, shall any such right or interest be subject to anticipation, encumbrance, garnishment, attachment, execution or levy of any kind, voluntary or involuntary.
   5.06 FACILITY OF PAYMENT. (a) If the Committee finds that any Participant or Beneficiary to whom a benefit is payable hereunder is unable to care for his affairs because of physical, mental or legal incompetence, the Committee shall cause any payment due to him hereunder for which prior claim has not been made by a duly qualified guardian or other legal representative to be paid to the person deemed by the Committee to be maintaining or responsible for the maintenance of such Participant or Beneficiary; and any such payment shall be deemed



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                                                                              57


a payment for the account of such Participant or Beneficiary and shall constitute a complete discharge of any liability therefor under the Plan.
   (b) If an individual dies before receiving all the payments to be made to him hereunder or before cashing any or all of the checks representing such payment or payments, such payment(s) shall be made to one of the following persons with preference being given to classes in the order named: (1) his Spouse, (2) his children who are of legal age and/or the guardian of his minor children, (3) his father or mother, or both, (4) his other relatives by blood or marriage, or (5) his estate; and the receipt of such payment(s) shall be a valid and complete discharge for the payment of such benefit. However, if such deceased individual was a Participant and (i) a Joint Pensioner Option (including an Automatic 50% Spouse Option) was in effect for him on his death, such payment(s) so payable (but not paid) to him shall be paid to his Joint Pensioner, if living, or (ii) if a Joint Pensioner Option was not so in effect and the Participant had designated a then living Beneficiary, such payment(s) so payable (but not paid) to him shall be paid to his Beneficiary.
   5.07 DISTRIBUTIONS PURSUANT TO A QDRO. Notwithstanding any provision of the Plan to the contrary, if a qualified domestic relations order (as defined in Section 414(p) of the Code) so provides, the portion of the Participant's Accrued Benefit payable to the alternate payee(s) may be distributed to the alternate payee(s) prior to the date on which



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                                                                              58


the Participant reaches his "earliest retirement age" (as defined in Section 414(p)(4)(B) of the Code) in the form of a lump sum payment which is the Actuarial Equivalent of the benefit the alternate payee would otherwise be entitled to receive at the Participant's earliest retirement age.









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                                                                              59


ARTICLE VI - FINANCING THE PLAN
-------------------------------

   6.01 EMPLOYER CONTRIBUTIONS. (a) The Plan shall be funded through the Trust Fund. Employees shall not be required or permitted to make any contributions hereunder.
   (b) The Employers shall contribute and pay into the Trust Fund, in cash or in property of any kind (to be administered and disposed of as provided herein and in the Trust Agreement), such amounts and at such times as may be required by applicable law and such additional amounts and at such times as the Board of Directors of the Company may from time to time determine. The value of any property so contributed shall be its fair market value at the time it is so contributed.
   6.02 TRUST AGREEMENT. The Company has executed the Trust Agreement to create the Trust Fund. The Trustee in its relation to the Plan shall be entitled to all the rights, privileges, immunities and benefits conferred upon it, and shall be subject to all the duties and responsibilities imposed upon it, under the Plan and Trust Agreement. The Trust Agreement is hereby incorporated into the Plan by reference. Each Employer, by adopting the Plan, approves the Trust Agreement and each amendment or supplement thereto which may be adopted in accordance with the terms of the Trust Agreement.
   6.03 TRUST FUND. The Trust Fund shall be held in trust by the Trustee and shall be administered in accordance with the provisions of the Trust Agreement. Neither the Trustee, nor the Actuary, nor the Employers, nor the Pension or Investment



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                                                                              60


Committees nor any member of either of such Committees in any manner guarantees the Trust Fund against loss or depreciation.
   6.04  PAYMENT OF BENEFITS.  Except as otherwise provided by applicable law,
(a) all benefits provided for in the Plan (less deductions provided for in the Plan) shall be paid solely out of the Trust Fund, (b) neither the Actuary, nor any Employer, nor the Trustee (in its individual capacity), nor the Pension or Investment Committees nor their members shall be in any manner liable for benefits payable under the Plan and (c) such benefits shall be only such as can be provided by the assets in the Trust Fund.
   6.05 EXPENSES OF THE PLAN. The reasonable expenses incident to the management and operation of the Plan, including the compensation of the Actuary, the Trustee, attorneys, auditors, accountants, or investment managers or advisors for the Plan, if any, and such other technical and clerical assistance as may be required, shall be payable out of the Trust Fund; provided, however, that the Employers, in their absolute discretion, may elect at any time to pay part or all thereof directly, but any such election shall not bind the Employers as to their right to elect with respect to the same or other expenses at any other time to have such expenses paid from the Trust Fund.
   6.06 FUNDING POLICY. The Company shall (a) determine, establish and carry out a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of ERISA and (b) subject to the right to amend and/or terminate


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                                                                              61


the Plan, contribute (or cause the Employers to contribute) under the Plan from time to time any minimum amounts that may be required by applicable law or by any other Section of the Plan.
   6.07 RETURN OF CONTRIBUTIONS. (a) In the case of a contribution which is made to the Trust Fund by a mistake of fact, such a contribution shall be returned to the contributing Employer to the extent that it shall exceed the amount which would have been contributed had there not occurred a mistake of fact within one year following the date of the payment of the contribution.
   (b) If a contribution to the Trust Fund is conditioned upon the deductibility of the contribution under Section 404 of the Code, then, to the extent the deduction is disallowed, the contribution shall be returned to the extent disallowed to the contributing Employer within after one year following the disallowance of the deduction.
   (c) If the Internal Revenue Service shall determine that the Plan as applied to an Employer who has adopted the Plan pursuant to Article XIII hereof is not qualified under Section 401(a) of the Code for the initial Plan Year in which such adoption is effective, all contributions made by or on behalf of such Employer shall be returned to such Employer within one year after the denial of qualification; provided that the application for determination was filed within the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted.



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   (d)  Earnings attributable to excess contributions made under Subsections
(a) or (b) of this Section may not be returned, but losses attributable thereto must reduce the amounts to be so returned.
   (e)  After satisfaction of all liabilities of the Plan as set forth in
Section 15.02, any excess assets remaining in the Trust Fund shall revert to the Company.








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                                                                              63


ARTICLE VII - PENSION COMMITTEE
-------------------------------

   7.01 MEMBERSHIP. The Pension Committee shall consist of three or more members who may be, but are not required to be, Participants, Employees or directors of an Employer. The President of the Company shall be an ex officio member and the Chairman of the Committee and shall appoint the other members. The number of members of the Committee (not less than three) shall be fixed by the Chairman of the Committee, who may at any time increase, or decrease to not less than three, the number of members. Any member may be removed by the Chairman of the Committee at any time or may resign at any time by delivering his written resignation to the Chairman of the Committee. Upon the existence of any vacancy in the membership of the Committee, a successor shall be appointed by the Chairman of the Committee, unless the number of members is decreased as above provided.
   7.02 CERTIFICATION OF MEMBERSHIP. The President of the Company shall certify the number and names of the Committee members to the Trustee. The Trustee may rely on any such certification until it receives written notice from the President of the Company as to a change in the membership of the Committee.
   7.03 DUTIES. The members of the Committee shall serve without remuneration for such services unless the Board of Directors of the Company shall provide for remuneration for such services. The Committee shall have such functions and duties with respect to the Plan and only such functions and duties with respect to the Plan as are specifically conferred upon it by the Plan or the Trust Agreement or as may be delegated to it pursuant



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to Section 10.03.  The Committee may also have functions and duties with respect to any Other Group Plan to the extent that such functions and duties are given to the Committee by the President of NACCO Industries, Inc. A Committee member shall not be disqualified from acting because of any interest, benefit or advantage, inasmuch as members of the Committee may be directors of an Employer, Participants or Employees, but no such member shall vote or act in connection with the Committee's action relating solely to himself. Except as may be required by law, no bond or other security need be required of any Committee member in such capacity in any jurisdiction.
   7.04 REVOCABILITY OF COMMITTEE ACTION. Any action taken by the Committee with respect to the rights or benefits under the Plan of any Participant or Beneficiary shall be revocable by the Committee as to payments or distributions not theretofore made from the Trust Fund pursuant to such action; and appropriate adjustments may be made in future payments or distributions to a Participant or his Beneficiaries to offset any excess payment or underpayment theretofore made from the Trust Fund to such Participant or his Beneficiaries.
   7.05 COMMITTEE PROCEDURES. The Committee may adopt and amend, from time to time, such rules for its government and the conduct of its business as it deems advisable, including a rule authorizing one or more of its members or officers to execute instruments in its behalf evidencing its action and, to the extent not prohibited by applicable law, the Trustee and other persons may rely on any instrument signed by such person or



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persons so authorized as properly evidencing the action of the Committee.  The
Committee may from time to time, by resolution adopted by it, delegate to one or more of its members or officers, to an employee or employees, to a subcommittee or subcommittees or to an agent or agents of the Committee, such of the Committee's functions and duties as the Committee deems advisable. The Committee may elect such officers in addition to a Chairman as it deems advisable and such officers need not be members of the Committee. Except as may otherwise be provided by rules or procedures adopted by the Committee, the Committee may act by majority action either at a meeting or in writing without a meeting and an action which purports to be an action of the Committee and which is evidenced by the signatures of a majority of the Committee members shall be deemed to be the action of the Committee.
   7.06 COMMITTEE RULES. The Committee may from time to time adopt rules for the administration of the Plan. Such rules may be amended by the Committee from time to time, but such rules, as the same may be amended, (a) insofar as they apply to the rights of Participants, shall be uniform in their application to all Participants who are similarly situated and (b) shall not be inconsistent with the terms of the Plan or the Trust Agreement.
   7.07 PLAN INTERPRETATION AND FINDINGS OF FACT. The Committee shall have sole and absolute discretion to interpret the provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or



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resolving inconsistencies or ambiguities in, the language of the Plan), to determine the rights and status under the Plan of Participants and other Persons, to decide disputes arising under the Plan and to make any determinations and findings with respect to the benefits payable thereunder and the Persons entitled thereto as may be required for the purposes of the Plan. In furtherance of, but without limiting, the foregoing, the Committee is hereby granted the following specific authorities, which it shall discharge in its sole and absolute discretion in accordance with the terms of the Plan (as interpreted, to the extent necessary, by the Committee):
   (a) To resolve all questions arising under the provisions of the Plan as to any individual's entitlement to become a Participant;
   (b) To determine the amount of benefits, if any, payable to any Person under the Plan; and
   (c) To conduct the review procedure specified in Section 9.03. All decisions of the Committee as to the facts of any case, as to the interpretation of any provision of the Plan or its application to any case, and as to any other interpretative matter or other determination or question under the Plan shall be final and binding on all parties affected thereby, subject to the provisions of Section 7.04 and Article IX. The Committee shall direct the Trustee relative to benefits to be paid under the Plan and shall furnish the Trustee with any information



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reasonably required by it for the purpose of paying benefits under the Plan.
   7.08 ACTUARIAL FACTORS. The Committee may adopt, and amend from time to time, such actuarial factors, assumptions and procedures to be used for actuarial valuations and determinations of the normal costs and actuarial requirements of the Plan as may be recommended by the Actuary and as the Committee deems necessary or desirable.
   7.09 ASSISTANCE; EXPENSES. The Committee may employ such clerical, legal, actuarial, accounting or other assistance or services as it deems necessary or advisable in connection with the performance of its functions or duties. The reasonable expenses of the Committee shall be paid out of the Trust Fund, unless paid directly by the Employers.
   7.10 ABSENCE OF COMMITTEE. If the Committee ceases to exist or if and while, for any other reason, there is no Pension Committee, the Investment Committee, Company or Trustee, in that order, may exercise any or all of the powers and perform any or all of the functions of the Committee.






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ARTICLE VIII - INVESTMENT COMMITTEE
-----------------------------------

   8.01 MEMBERSHIP. The Investment Committee shall consist of three or more members who may be, but are not required to be, Participants, Employees or directors of an Employer. Such members and their successors shall be appointed by the Board of Directors of the Company to serve for such terms as said Board may fix, and future appointees shall signify their acceptance thereof to the President or Secretary of the Company. Any member of the Investment Committee may be removed at any time by the Board of Directors of the Company, which may also increase or decrease the number of members of such Committee. Any member of the Investment Committee may resign at any time by delivering his written resignation to the President or Secretary of the Company. Upon the existence of any vacancy in the membership of such Committee, the President of the Company may appoint a successor to serve until the next meeting of the Board of Directors of the Company.
   8.02 ASSISTANCE. The Investment Committee may employ such investment advice, services or assistance and such legal, clerical or other assistance as it deems necessary or advisable to assist it in the performance of its functions and duties. The expenses incurred by such Committee in securing such advice, services or assistance shall be paid from the Trust Fund and be treated as an expense thereof unless the Trustee is directed otherwise by the Committee. Any other reasonable expenses of such Committee shall be paid out of the Trust Fund, unless paid directly by the Employers.



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                                                                              69


   8.03 DUTIES AND PROCEDURES. Sections 7.02, 7.03 and 7.05 shall apply to the Investment Committee and its members the same as they apply to the Pension Committee and its members, except that the Investment Committee shall elect its Chairman. The Investment Committee may have functions and duties with respect to any Other Group Plan to the extent that such functions and duties are given to the Investment Committee by the Board of Directors of NACCO Industries, Inc.







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                                                                              70


ARTICLE IX - CLAIMS AND REVIEW PROCEDURES
-----------------------------------------

   9.01 METHOD OF FILING CLAIM. Any Participant or Beneficiary who believes that he is entitled to have received a benefit under the Plan which he has not received may file with the Secretary of the Pension Committee a written claim specifying the basis for his claim and the facts upon which he relies in making such claim. Such a claim must be signed by the claimant or his authorized representative and shall be deemed filed when delivered to such agent for service of process who shall promptly transmit such written claim to the Pension Committee.
   9.02 NOTIFICATION TO CLAIMANT. Unless such claim is allowed in full by the Committee, the Committee shall (within 90 days after such claim was filed, plus an additional period of 90 days if required for processing and if notice of the additional 90 day extension of time indicating the specific circumstances requiring the extension and the date by which a decision shall be rendered is given to the claimant with the first 90-day period) cause written notice to be mailed or delivered to the claimant of the total or partial denial of such claim. Such notice shall be written in a manner calculated to be understood by the claimant and shall include (a) one or more specific reasons for the denial of the claim, (b) specific reference(s) to provisions of the Plan and/or Trust Agreement on which the denial of the claim is based, (c) a description of any additional material or information necessary for the claimant to perfect the claim, (d) an explanation of why such material or information is necessary,




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and (e) an explanation of the review procedure specified in Section 9.03.
   9.03 REVIEW PROCEDURE. Within three months after the mailing or delivery of a notice of denial of a claim, the claimant or his duly authorized representative may appeal such denial by filing with such agent for service of process his written request for a review of said claim. If the claimant does not file such request within such three-month period, the claimant shall be conclusively presumed to have accepted as final and binding the initial decision of the Committee on his claim. If such an appeal is so filed within such three months, the Committee, or a Named Fiduciary designated by the Committee, shall conduct a full and fair review of such claim. During such full review, the claimant (or his duly authorized representative) shall be given an opportunity to review documents that are pertinent to his claim and to submit issues and comments in writing and (if he requests a hearing on his claim and the Committee or such Named Fiduciary concludes such a hearing is advisable and schedules such a hearing) to present his case in person or by an
authorized representative at such hearing.   After the completion of such full
review, the reviewer shall mail or deliver to the claimant a written decision on the matter based on the facts and pertinent provisions of the Plan, Trust Agreement and/or applicable law. Such decision shall be mailed or delivered within a period of 60 days after the receipt of the request for review unless special circumstances require an extension of time, in which case such decision shall be rendered



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                                                                              72


not later than 120 days after receipt of such request. If an extension of time for review is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. Such decision (a) shall be written in a manner calculated to be understood by the claimant, (b) shall state one or more specific reasons for the decision, including specific reference(s) to provisions of the Plan and/or Trust Agreement on which the decision is based, and (c) shall, to the extent not prohibited by applicable law, be final and binding on all interested persons.







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                                                                              73


ARTICLE X - ADMINISTRATION OF THE PLAN AND FIDUCIARY RESPONSIBILITY
-------------------------------------------------------------------

   10.01 RESPONSIBILITY FOR ADMINISTRATION. Except to the extent that particular responsibilities are assigned or delegated to other Fiduciaries pursuant to the Trust Agreement or some other Section hereof, the Company (as the Plan Administrator) shall be responsible for the administration of the Plan. Each other Fiduciary shall have only such powers, duties, responsibilities and authorities as are specifically conferred upon him or delegated to him pursuant to provisions of the Plan or Trust Agreement. Any person may serve in more than one fiduciary capacity with respect to the Plan or Trust Fund if, pursuant to the Plan and/or Trust Agreement, he is assigned or delegated any multiple fiduciary capacities.
   10.02 NAMED FIDUCIARIES. For purposes of the Plan, the Named Fiduciaries shall be the Company, NACCO Industries, Inc., the Pension Committee, the Investment Committee, the President of the Company and the Trustee. The Company may, by an instrument authorized and signed by the President of the Company and delivered to the Committee, designate any other person as a Named Fiduciary to perform functions specified in such instrument (or in a delegation pursuant to Section 10.03) which relate to the administration of the Plan or the Trust Fund, provided such designee accepts such designation. Such a designation may be terminated at any time by written notice from the President of the Company to the designee or by written notice from the designee to the President.



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                                                                              74


   10.03 DELEGATION OF FIDUCIARY RESPONSIBILITIES. (a) The President of the Company may delegate to any person any one or more powers, functions, duties and/or responsibilities with respect to the Plan or the Trust Fund, other than
(1) those assigned to the Investment Committee pursuant to the Trust Agreement or some other Section hereof and (2) trustee responsibilities (as defined in Section 405(c) of ERISA) assigned to the Trustee by the Trust Agreement or some other Section hereof. However, no such power, function, duty or responsibility which is assigned to a Fiduciary (other than to the Company) pursuant to the Trust Agreement or some other Section hereof shall be so delegated without the written consent of such Fiduciary.
   (b) Any delegation pursuant to Subsection (a) of this Section: (1) shall be signed by the President of the Company, be delivered to and accepted in writing by the delegatee and be delivered to the Secretary of the Committee,
(2) shall contain such provisions and conditions relating to such delegation as the President deems appropriate, (3) shall specify the powers, functions, duties and/or responsibilities therein delegated, (4) may be amended from time to time by written agreement signed by the President of the Company and by the delegatee and delivered to the Secretary of the Committee and (5) may be revoked (in whole or in part) at any time by written notice (i) from the President of the Company delivered to the delegatee and the Secretary of the Committee or (ii) from the delegatee delivered to the President of the Company and the Secretary of the Committee.



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                                                                              75


   10.04 IMMUNITIES. Except as otherwise provided in Section 10.05 or by applicable law, (a) no Fiduciary shall have the obligation to discharge any duty, function or responsibility which is specifically assigned to another Fiduciary by the terms of the Plan or Trust Agreement or is delegated to another Fiduciary pursuant to procedures for such delegation provided for herein or in the Trust Agreement; (b) no Fiduciary shall be liable for any action taken or not taken with respect to the Plan or Trust Fund except for his own negligence, bad faith or willful misconduct; (c) no Fiduciary shall be personally liable upon any contract or other instrument made or executed by him or in his behalf in the administration of the Plan or Trust Fund; (d) no Fiduciary shall be liable for the neglect, omission or wrongdoing of another Fiduciary; (e) the Company and each Employer and each officer or director thereof, Employees, the Pension Committee and each member thereof, the Investment Committee and each member thereof, and any other person to whom the President of the Company delegates (or any provision hereof or of the Trust Agreement assigns) any duty with respect to the Plan or Trust Fund, may rely and shall be fully protected in acting in good faith (1) upon the advice of counsel acceptable to the Company (who may be counsel for an Employer or another Fiduciary), (2) upon the records of a Controlled Group Member, (3) upon the opinion, certificate, valuation, report, recommendation or determination of the Actuary or the Trustee or of any person acceptable to the Company that is employed by such Fiduciary to render advice with regard to any responsibility such Fiduciary



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                                                                              76


has under the Plan or Trust Agreement and (4) upon any certificate, statement or other representation made by or any information furnished by the Actuary, an Employee, a Participant, a Beneficiary or the Trustee; and (f) the Committee and its members shall not be required to make inquiry into the propriety of any action by the Company, an Employer, the Actuary or the Trustee.
   10.05 LIMITATION ON EXCULPATORY PROVISIONS. Notwithstanding any other provision of the Plan or the Trust Agreement, no provision of the Plan or the Trust Agreement shall be construed to relieve (or have the effect of relieving) any Fiduciary from any responsibility or liability for any obligation, responsibility or duty imposed on such Fiduciary by Part 4 of Title I of ERISA.







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                                                                              77


ARTICLE XI - MISCELLANEOUS PROVISIONS REQUIRED BY THE CODE
----------------------------------------------------------

   11.01 GENERAL. Subsequent Sections of this Article are included in the Plan pursuant to requirements of the Code, and shall prevail over any provision of the Plan or the Trust Agreement which is inconsistent therewith.
   11.02 PROVISION PURSUANT TO CODE SECTION 401(A)(2). Except as specifically provided in the Plan, it shall be impossible, at any time prior to the satisfaction of all liabilities with respect to Employees and their Beneficiaries under the Trust, for any part of the corpus or income of the Trust Fund to be (within the taxable year or thereafter) used for, or diverted to, purposes other than for the exclusive benefit of the Employees or their Beneficiaries.
   11.03 PROVISION PURSUANT TO CODE SECTION 401(A)(8). Forfeitures shall not be applied to increase the benefits any Employee would otherwise receive under the Plan.
   11.04 PROVISION PURSUANT TO CODE SECTIONS 401(A)(12) AND 414(1). There shall not be any merger or consolidation of this Plan with, or transfer of assets or liabilities of this Plan to, any other plan, unless each Participant in the merged, consolidated or transferee plan would (if that plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated). The Company reserves the right to merge or consolidate this Plan with, and to transfer the assets of the



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                                                                              78


Plan to, any other plan, without the consent of any other Employer.
   11.05 PROVISION PURSUANT TO CODE SECTION 401(A)(14). Unless the Participant otherwise elects, the payment of benefits under the Plan to the Participant will begin not later than the 60th day after the latest of the close of the Plan Year in which
   (a) occurs the date on which the Participant attains the earlier of age 65 or his Normal Retirement Age,
   (b) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan, or
   (c)  the Participant terminates his service with the Controlled Group.
   11.06 PROVISION PURSUANT TO CODE SECTION 401(A)(15). In the case of a Participant or Beneficiary who is receiving benefits under the Plan, or in the case of a Participant who has terminated his employment with the Controlled Group and who has nonforfeitable rights to benefits, such benefits shall not be decreased by reason of any increase in the benefit levels payable under Title II of the Social Security Act or any increase in the wage base under such Title II, if such increase takes place after the earlier of the date of first receipt of such benefits or the date of such termination, as the case may be.
   11.07  PROVISION PURSUANT TO CODE SECTION 411(A)(10)(B).
If any Plan amendment changes any vesting schedule under the Plan, each Participant having not less than three years of Vesting Service whose nonforfeitable percentage under the Plan,



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                                                                              79


as amended, would be less than such percentage determined without regard to such amendment shall be permitted to elect, within a reasonable period after the adoption of such amendment, to have his nonforfeitable percentage computed under the Plan without regard to such amendment.
   11.08 PROVISION PURSUANT TO CODE SECTION 411(D)(3). Upon the termination or partial termination of the Plan, the rights of all affected Employees to benefits accrued to the date of such termination or partial termination, to the extent funded as of such date, shall be nonforfeitable to the extent they do not exceed any limitations on such benefits in Article XVI hereof.
   11.09  PROVISION PURSUANT TO CODE SECTION 415(B).
   (a) As used in this Section, (1) the term "annual benefit" means a benefit payable annually in the form (in this Section called "life annuity form") of a straight life annuity (with no ancillary benefits) under a plan to which Employees do not contribute and under which no rollover contributions are made and (2) the term "Compensation" means Compensation as defined in Section 1.14 but excluding amounts, if any, which were not paid to an Employee because he signed a Compensation deferral agreement in connection with The NACCO Industries, Inc. Savings Plan.
   (b) Except as otherwise provided in this Section, the benefits under the Plan with respect to a Participant for any Plan Year (which shall be the limitation year) shall not exceed, when expressed as an annual benefit, the lesser of:



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                                                                              80


     (1) the dollar limitation in effect for such year under Section 415(b)(1)(A) of the Code, or
     (2) 100 percent of the Participant's average Compensation for the period of three consecutive calendar years during which the Participant both was an active Participant in the Plan and had the greatest aggregate Compensation from the Controlled Group.
   (c)  Notwithstanding the foregoing:
     (1) if the benefit under the Plan is payable in any form other than the life annuity form, or if the Employees contribute to the Plan or make rollover contributions or plan to plan transfers, for purposes of determining whether the limitations described in Subsection (b) of this Section have been satisfied, such benefit shall be adjusted, in accordance with regulations prescribed by the Secretary of the Treasury or his delegate, so that such benefit is equivalent to an annual benefit, provided that for purposes of this paragraph any ancillary benefit which is not directly related to retirement income benefits shall not be taken into account, and that portion of any joint and survivor annuity which constitutes a qualified joint and survivor annuity (as defined in Section 417(b) of the Code) shall not be taken into account, and
     (2) if the benefit under the Plan begins before the Social Security Retirement Age, for purposes of determining whether the limitation set forth in paragraph (1) of Subsection (b) has been satisfied, such benefit shall be reduced, in accordance with regulations prescribed by the Secretary of the



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                                                                              81


Treasury, so that such limitation (as so reduced) equals an annual benefit (beginning when such benefit under the Plan begins) which is equivalent to an annual benefit equal to the limitation beginning at the Social Security Retirement Age, provided that the reduction under this part shall be made in such manner as the Secretary of the Treasury may prescribe which is consistent with the reduction under the Social Security Act for old age insurance benefits commencing before the Social Security Retirement Age; and
     (3) if the benefit begins after the Social Security Retirement Age, for purposes of determining whether the limitation set forth in paragraph (1) of Subsection (b) has been satisfied, such limitation shall be increased, in accordance with regulations prescribed by the Secretary of the Treasury, so that such limitation (as so increased) equals an annual benefit (beginning when such benefit begins under the Plan) which is equivalent to an annual benefit equal to the limitation set forth in such paragraph (1) beginning at the Social Security Retirement Age; and
   (d) Except as provided in Subsection (e) of this Section, the benefits payable with respect to a Participant under any defined benefit plan shall be deemed not to exceed the limitations set forth in Subsection (b) of this
Section if:
       (1) the retirement benefits payable with respect to such Participant under such plan and under all other defined benefit plans of the Controlled Group do not exceed $10,000 for the Plan Year, or for any prior Plan Year, and



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                                                                              82


     (2) the Controlled Group has not at any time maintained a defined contribution plan in which the Participant participated.
     (e) In the case of an Employee who has less than ten years of participation in the Plan, the limitation set forth in paragraph (1) of Subsection (b) of this Section shall be the limitation determined under such paragraph (without regard to this Subsection), multiplied by a fraction, the numerator of which is the number of years (or parts thereof) of the Employee's participation in the Plan and the denominator of which is ten, and in the case of an Employee who has less than 10 years of Vesting Service with the Controlled Group, the limitations set forth in paragraph (2) of Subsection
(b), and in Subsection (d) of this Section shall be such limitations (determined without regard to this Subsection) multiplied by a fraction, the numerator of which is the number of years (or parts thereof) of Vesting Service which the Employee has with the Controlled Group and the denominator of which is 10. Notwithstanding the foregoing provisions of this Subsection, in no event shall the limitations in Subsections (b) and (d) of this Section be reduced to an amount less than 1/10 of such limitations (determined without regard to this Subsection). To the extent provided in regulations prescribed by the Secretary of the Treasury, this Subsection shall be applied separately with respect to each change in the benefit structure of the Plan.
     (f) Notwithstanding anything in this Section to the contrary, if the annual benefit of a Participant who has



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                                                                              83


terminated employment with the Controlled Group is limited pursuant to the limitations set forth in paragraphs (1) or (2) of Subsection (b) of this Section, such annual benefit shall be increased in accordance with the cost-of-living adjustments of Section 415(d) of the Code.
   11.10 PROVISION PURSUANT TO CODE SECTION 415(E). (a) In any case in which an individual is a Participant in both a defined benefit plan and a defined contribution plan maintained by the Controlled Group, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Plan Year shall not exceed 1.0. For purposes of the preceding sentence:
   (1) The defined benefit plan fraction for any year is a fraction, (i) the numerator of which is the projected annual benefit of the Participant under the Plan (determined as of the close of the Plan Year), and (ii) the denominator of which is the lesser of (A) the product of 1.25, multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for the Plan Year or (B) the product of 1.4, multiplied by the amount which may be taken into account under Section 415(b)(1)(B) of the Code with respect to such Participant under the Plan for the Plan Year; and
   (2) The defined contribution plan fraction for any year is a fraction, (i) the numerator of which is the sum of the annual additions to the Participant's account as of the close of the Plan Year and for all prior Plan Years, and


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                                                                              84


  (ii) the denominator of which is the sum of the lesser of the following amounts determined for the Plan Year and for each prior year of service with the Controlled Group:
   (A) The product of 1.25, multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for the Plan Year, or
   (B) The product of 1.4, multiplied by the amount which may be taken into account under Section 415(c)(1)(B) of the Code with respect to such Participant under the Plan for the Plan Year.
   (b) Except as may otherwise be provided in any defined contribution plan which is material to the limitations stated in this Section, such reductions shall be made in benefits hereunder with respect to a Participant in this Plan as is necessary to comply with the limitations of this Section.
   11.11 OTHER CODE SECTION 415 PROVISIONS. (a) For purposes of applying the limitations set forth in Sections 11.09 and 11.10, (1) all defined benefit plans (whether or not terminated) of the Controlled Group shall be treated as one defined benefit plan, and (2) all defined contribution plans (whether or not terminated) of the Controlled Group shall be treated as one defined contribution plan.
   (b)  If the Controlled Group has more than one defined benefit plan (1)
Section 11.09(b)(2) shall be applied separately to each such plan, but (2) in applying Section 11.09(b)(2) to the aggregate of such defined benefit plans for purposes of this Section, the high three years of Compensation taken into account



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                                                                              85


shall be the period of three consecutive calendar years during which the individual had the greatest compensation from the Controlled Group.
   (c) As used in Sections 11.09, 11.10 and this Section, the phrase "Controlled Group" shall be construed in the light of Sections 414(b) and 414(c) of the Code, as modified by Sections 415(h), 414(m) and 414(n) of the Code; the word "plan" shall include any plan or program required pursuant to
Section 415 of the Code to be taken into account in applying to this Plan the limitations of Section 415 of the Code; and the terms "defined contribution plan" and "defined benefit plan" shall have the respective meanings specified in Section 415(k) of the Code.
   (d) Where a Spouse's benefit hereunder is based on the Pension to which a Participant is otherwise entitled, such Pension shall be calculated without regard to the limitations set forth in Sections 11.09 and 11.10. Such limitations shall then be applied to the Spouse's benefit as so calculated.
   11.12  PROVISION PURSUANT TO CODE SECTION 401(A)(9).
   (a) Notwithstanding any other provision of the Plan, the Accrued Benefit of any Participant who, as of April 1 of the calendar year following the calendar year in which he attains Age 70-1/2 has not commenced to receive distribution of such Accrued Benefit, will commence to be distributed to him as of such date, based on the amount of such Participant's Accrued Benefit as of such date.
   (b) The Accrued Benefit of a Participant described in Subsection (a) of this Section shall be distributed in the manner



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                                                                              86


described in Article IV hereof, treating the date described in Subsection (a) of this Section as the Participant's Pension Commencement Date. Without limiting the generality of the foregoing, a Participant required to commence receiving his Pension pursuant to Subsection (a) of this Section shall be permitted to elect to receive such Pension in any optional form of benefit available hereunder, provided that any applicable spousal consent requirements are satisfied with respect to such election.
   (c) If a Participant accrues any additional benefits under the Plan after the date described in Subsection (a) of this Section, such additional benefits shall commence to be distributed, in the same form as the Pension then currently being paid to such Participant, beginning with the first monthly payment made in the calendar year following the calendar year in which such additional benefit accrues. Notwithstanding the foregoing, such additional benefit accruals shall be offset (in whole or in part), in accordance with the regulations promulgated by the Secretary of the Treasury, by any benefit payments then being made to the Participant hereunder.
   (d) Distributions under the Plan shall be made in accordance with Section 401(a)(9) of the Code and Treasury Regulations issued thereunder, including Treas. Reg. Section 1.401(a)(9)-2, provided that such provisions shall override the other distribution provisions of the Plan only to the extent that they are inconsistent with such other Plan provisions.




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                                                                              87


ARTICLE XII - MISCELLANEOUS PROVISIONS
--------------------------------------

   12.01 EMPLOYMENT RIGHTS. Nothing herein contained shall constitute or be construed as a contract of employment between any Employer and any Employee or Participant and all Employees shall remain subject to discipline, discharge and layoff to the same extent as if the Plan had never gone into effect. An Employer by adopting the Plan, making payments into the Trust Fund or taking any other action with respect to the Plan does not obligate itself to continue the employment of any Employee or Participant for any period or, except as provided in Sections 6.01 and 13.02, to make any payments into the Trust Fund.
   12.02 RIGHTS IN TRUST FUND. No person shall have any rights in or to the Trust Fund or any part thereof except as and to the extent expressly provided in the Plan or the Trust Agreement.
   12.03 SEVERABILITY PROVISION. If any provision of the Plan or Trust Agreement or the application thereof to any circumstance or person is declared invalid by a court of competent jurisdiction, the remainder of the Plan or Trust Agreement and the application of such provision to other circumstances or persons shall not be affected thereby.







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                                                                              88


ARTICLE XIII - EMPLOYERS
------------------------

   13.01 EMPLOYERS. As of January 1, 1989, the Employers under the Plan are The North American Coal Corporation (a Delaware corporation), Falkirk Mining Company, The Coteau Properties Company, The Sabine Mining Company, Bellaire Corporation, North American Coal Royalty Company and North American Consultants, Inc. Any other person who is a Controlled Group Member may, with the consent of the Board of Directors of the Company, adopt the Plan and thereby become an Employer hereunder by (a) executing an instrument evidencing such adoption which shall have been approved by its governing body (if any) and
(b) filing a copy of such instrument with the Trustee. Such adoption may be subject to such terms and conditions as the Board of Directors of the Company requires or approves.
   13.02 COSTS TO BE SHARED. The costs of the Plan (including Employer contributions pursuant to the Plan and expenses incurred in connection with the Plan or the Trust Fund which are to be paid by the Employers) shall be shared by the Employers on such basis as may be agreeable to the Company and the other Employers and as will permit, to the extent possible, the deduction (for purposes of federal taxes on income) by each Employer of its payments toward such costs.








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                                                                              89


ARTICLE XIV - AMENDMENT
-----------------------

   14.01 RIGHT TO AMEND. The Company has reserved, and does hereby reserve, the right to amend at any time and from time to time, by action of its Board of Directors, any or all of the provisions of the Plan without the consent of any Employee, Participant or Beneficiary or other person and without the consent of any other Employer. By adopting the Plan and thereby becoming an Employer hereunder, each Employer shall be deemed to have authorized the Company at any time and from time to time to adopt amendments to the Plan that will be effective with respect to such Employer. The Trust Agreement may be amended in the manner and to the extent provided therein.
   14.02 PROCEDURE. Any amendment of the Plan (a) shall be expressed in an instrument executed by the Company on the order of its Board of Directors and filed with the Trustee, (b) shall become part of the Plan and (c) shall become effective as of the date designated in such instrument. If no such effective date is so designated, such amendment shall become effective on the date of the execution of such amendment.








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                                                                              90


ARTICLE XV - TERMINATION
------------------------

   15.01 RIGHT TO TERMINATE OR WITHDRAW. (a) The Company has reserved, and does hereby reserve, the right (by action of its Board of Directors) to terminate the Plan at any time (without the consent of any other Employer or of any Employee, Participant, Beneficiary or other person) either in whole or in part or as to any or all of the Employers or as to any designated group of Employees (including former Employees) and their Beneficiaries. Any such termination (1) shall be expressed in an instrument executed by the Company on the order of its Board of Directors and filed with the Trustee and (2) shall (except as may otherwise be required by applicable law) become effective as of the date designated in such instrument or, if no such effective date is so designated, on the date of the execution of such instrument.
   (b) Any Employer (other than the Company) may elect separately to withdraw from the Plan, without the consent of any other Employer or of any Employee, Participant, Beneficiary or other person, and such withdrawal shall constitute a termination of the Plan solely as to such Employer. Any such withdrawal and termination (1) shall be expressed in an instrument executed by the terminating Employer on the order of its Board of Directors or other governing body (if any) and filed with the Company and the Trustee and (2) shall (except as may otherwise be required by applicable law) become effective when so filed unless some other effective date is designated in such instrument and approved by the Company.



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                                                                              91


   15.02 APPLICATION OF ASSETS UPON TERMINATION. If the Plan is terminated pursuant to Section 15.01 as to all Employees, Participants and Beneficiaries, the assets remaining in the Trust Fund (available to provide benefits) shall be allocated in accordance with applicable law for the purpose of paying benefits provided for in the Plan. Any assets remaining in the Trust Fund after the satisfaction of all liabilities under the Plan to Participants and Beneficiaries shall be distributed to the Company.









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                                                                              92


ARTICLE XVI - LIMITATION ON BENEFITS OF CERTAIN PARTICIPANTS
------------------------------------------------------------

   16.01 RESTRICTION OF BENEFITS ON PLAN TERMINATION. Notwithstanding any other provision of the Plan to the contrary, in the event of a termination of the Plan, the benefit of any highly compensated Employee (and highly compensated former Employee) shall be limited to a benefit that is nondiscriminatory under Section 401(a)(4) of the Code.
   16.02 RESTRICTION ON PLAN DISTRIBUTIONS. (a) Notwithstanding any other provision of the Plan or Trust Agreement, the annual payments provided by the Plan with respect to any Participant who is a highly compensated Employee or highly compensated former Employee and who is one of the 25 highest paid Employees of the Controlled Group (a "Restricted Participant") shall be restricted to an amount equal to the payments that would be made on behalf of the Restricted Participant under a single life annuity that is the Actuarial Equivalent of the sum of (1) the Restricted Participant's Accrued Benefit, and
(2) the Restricted Participant's other benefits under the Plan.
   (b) The limitations described in Subsection (a) of this Section shall not apply if (1) after payment to a Restricted Participant of all of his benefits under the Plan, the value of Plan assets equals or exceeds 110 percent of the value of current liabilities, or (2) prior to payment to a Restricted Participant of all of his benefits under the Plan, the value of the Restricted Participant's benefits is less than one (1) percent of the value of the Plan's current liabilities.




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                                                                              93


   16.03 MISCELLANEOUS PROVISIONS. (a) For purposes of this Article, the term "highly compensated employee" shall mean an Employee described in Section 414(q) of the Code; the term "highly compensated former Employee" shall mean a former Employee described in Section 414(q)(9) of the Code; the term "current liabilities" shall mean those liabilities described in Section 412(l)(7) of the Code; and the term "benefit" shall mean the Accrued Benefit of a Restricted Participant, loans in excess of the amount specified in Section 72(p)(2)(A) of the Code, any periodic income, any withdrawal values payable to a living Employee, and any death benefits not provided for by insurance on the Employee's life.
   (b) The provisions of this Article are meant to comply with the requirements of Proposed Treasury Regulation Section 1.401(a)(4)-5(c) and shall be interpreted accordingly.








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                                                                              94


ARTICLE XVII - TOP-HEAVY PLAN REQUIREMENTS
------------------------------------------

   17.01 DEFINITIONS. For the purposes of this Article, the following terms, when used with initial capital letters, shall have the following respective meanings:
   (a) AGGREGATION GROUP: Permissive Aggregation Group or Required Aggregation Group as the context shall require.
   (b) ANNUAL RETIREMENT BENEFIT: A benefit payable annually in the form of a single life annuity (with no ancillary benefits) beginning at a Participant's Normal Retirement Date.
   (c) COMPENSATION: Except as specifically provided elsewhere in this Article, "compensation" as defined in Section 11.09(a)(2), subject to the limitations described in Section 1.14(b).
   (d) DETERMINATION DATE: For any Plan Year, the last day of the immediately preceding Plan Year.
   (e) EXTRA TOP-HEAVY GROUP: An Aggregation Group if, as of a Determination Date, the aggregate present value of accrued benefits for Key Employees in all plans in the Aggregation Group is more than ninety percent (90%) of the aggregate present value of all accrued benefits for all Employees in such plans.
   (f)  EXTRA TOP-HEAVY PLAN:  See Section 17.03.
   (g) FORMER KEY EMPLOYEE: A Non-Key Employee with respect to a Plan Year who was a Key Employee in a prior Plan Year, and his Beneficiary in the event of his death.
   (h) KEY EMPLOYEE: An Employee or former Employee who, at any time during the current Plan Year or any of the four



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                                                                              95


preceding Plan Years, is (1) an officer of a Controlled Group Member (as the term "officer" is limited in Section 416(i)(1)(A) of the Code) having an annual Compensation, effective as of January 1, 1987, greater than 50 percent of the amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year,
(2) one of the 10 Employees having annual Compensation from the Controlled Group of more than the limitation in effect under Section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code) the largest interests in a Controlled Group Member, (3) a 5-percent owner (as such term is defined in Section 416(i)(1)(B)(i) of the Code) of a Controlled Group Member, or (4) a 1-percent owner (as such term is defined in Section 416(i)(1)(B)(ii) of the Code) of a Controlled Group Member having an annual Compensation from the Controlled Group of more than $150,000. For purposes of paragraph (2) of this Subsection, if two Employees have the same interest in a Controlled Group Member, the Employee having greater annual Compensation therefrom shall be treated as having a larger interest. The term "Key Employee" shall also include such Employee's Beneficiary in the event of his death. For purposes of this Subsection, "Compensation" has the meaning given such term by Section 414(q)(7) of the Code.
   (i) NON-KEY EMPLOYEE: An Employee or former Employee who is not a Key Employee, and his Beneficiary in the event of his death.
   (j) PERMISSIVE AGGREGATION GROUP: The group of qualified plans of the Controlled Group consisting of:



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                                                                              96


   (1)  the plans in the Required Aggregation Group; plus
   (2) one or more plans designated from time to time by the Pension Committee that are not part of the Required Aggregation Group but that satisfy the requirements of Sections 401(a)(4) and 410 of the Code when considered with the Required Aggregation Group.
   (k) REQUIRED AGGREGATION GROUP: The group of qualified plans of the Controlled Group consisting of,
   (1)  each plan in which a Key Employee participates; and
   (2) each other plan which enables a plan in which a Key Employee participates to meet the requirements of Section 401(a)(4) or 410 of the Code.
   (l) TOP-HEAVY ACCRUED BENEFIT: A Participant's (including a Participant who has received a total distribution from the Plan) or a Beneficiary's Accrued Benefit under the Plan as of the valuation date coinciding with or immediately preceding the Determination Date, provided, however, that (1) such Accrued Benefit shall include the aggregate distributions made to such Participant or Beneficiary during the five consecutive Plan Years ending with the Plan Year that includes the Determination Date (including distributions under a terminated plan which if it had not been terminated would have been included in a Required Aggregation Group) and (2) if an Employee or former Employee has not performed services for any Employer maintaining the Plan at any time during the five-year period ending on the Determination Date, any Accrued Benefit for such Employee or former Employee



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                                                                              97


(or the Accrued Benefit of his Beneficiary) shall not be taken into account. Effective January 1, 1987, a Participant's Accrued Benefit under this paragraph shall be determined (i) under the method which is used for accrual purposes for all plans of the Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the lowest accrual rate permitted under
Section 411(b)(1)(C) of the Code.
   (m) TOP-HEAVY GROUP: An Aggregation Group if, as of a Determination Date, the aggregate present value of accrued benefits for Key Employees in all plans in the Aggregation Group is more than sixty percent (60%) of the aggregate present value of accrued benefits for all Employees in such plans.
   (n)  TOP-HEAVY PLAN:  See Section 17.02.
   17.02 DETERMINATION OF TOP-HEAVY STATUS. The Plan shall be a Top-Heavy Plan if, as of a Determination Date, the Plan is not included in a Permissive Aggregation Group which is not a Top-Heavy Group, and:
   (a) the aggregate present value of Top-Heavy Accrued Benefits for Key Employees is more than sixty percent (60%) of the aggregate present value of Top-Heavy Accrued Benefits of all Employees, excluding for this purpose the aggregate Top-Heavy Accrued Benefits of Former Key Employees; or
   (b) the Plan is included in a Required Aggregation Group which is a Top-Heavy Group.
   17.03 DETERMINATION OF EXTRA TOP-HEAVY STATUS. The Plan shall be an Extra Top-Heavy Plan if, as of the Determination



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                                                                              98


Date, the Plan is not included in a Permissive Aggregation Group which is not an Extra Top-Heavy Group, and:
   (a) the aggregate present value of Top-Heavy Accrued Benefits for Key Employees is more than ninety percent (90%) of the aggregate present value of all Top-Heavy Accrued Benefits of all Employees, excluding for this purpose the aggregate present value of Top-Heavy Accrued Benefits of Former Key Employees; or
   (b) the Plan is included in a Required Aggregation Group which is an Extra Top-Heavy Group.
   17.04 TOP-HEAVY PLAN REQUIREMENTS. Notwithstanding any other provisions of the Plan to the contrary, if the Plan is a Top-Heavy Plan for any Plan Year, the Plan shall then satisfy the following requirements for such Plan Year:
   (a) MINIMUM VESTING REQUIREMENT. An Employee who has completed at least two years of Vesting Service shall have a nonforfeitable right to a percentage of his Accrued Benefit derived from Employer contributions determined under the following table:

     Years of Vesting     Nonforfeitable
         SERVICE            PERCENTAGE
     -----------------------------------
     less than 2...............   0
     2.........................  20
     3.........................  40
     4.........................  60
     5......................... 100

   (b) MINIMUM BENEFIT REQUIREMENT. Except as otherwise provided in Subsection (d) of this Section, the Accrued Benefit derived from Employer contributions of each Participant who is a Non-Key Employee, when expressed as an Annual Retirement Benefit, shall be not less than the lesser of:


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                                                                              99


     (1) two percent (2.0%) of the Participant's average Compensation for years in the testing period times his years of Benefit Service; or
     (2) twenty percent (20%) of the Participant's average Compensation for years in the testing period.
For purposes of this Subsection, years of Benefit Service completed in a Plan Year of the Prior Plan beginning before January 1, 1984 and years of Benefit Service during which a Plan Year ended for which the Plan was not a Top-Heavy Plan shall not be taken into account. The testing period under this Subsection shall be the period of consecutive years (not exceeding five) during which the Participant had the greatest aggregate Compensation from the Controlled Group, provided that years shall not be included
      (i) which are not included in years of Benefit Service under this Subsection;
     (ii) which end in a Plan Year of the Prior Plan beginning before January 1, 1984; and
    (iii) which begin after the close of the last year in which the Plan was a Top-Heavy Plan or an Extra Top-Heavy Plan.
      (c) ADJUSTMENT TO MAXIMUM BENEFITS AND ALLOCATIONS. If the Plan is a Top-Heavy Plan for any Plan Year, and if the Controlled Group maintains a defined contribution plan which could or does provide benefits to Participants in this Plan:
      (1)  If the Plan is not an Extra Top-Heavy Plan (but is a Top-Heavy
Plan), then "three percent (3%)" shall be substituted for "two percent (2%)" in paragraph (1) of





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                                                                             100


 Subsection (b) of this Section and "20 percent" in paragraph (2) of Subsection (b) of this Section shall be increased by one percentage point for each year for which such Plan was taken into account under this Subsection.
   (2)  If the Plan is an Extra Top-Heavy Plan, then the limitation of Section
 11.10 shall be calculated by substituting "1.0" for "1.25" each place such "1.25" figure appears therein.
   17.05 COORDINATION WITH OTHER PLANS. (a) In applying this Article, an Employer and all Controlled Group Members shall be treated as a single employer, and the qualified plans maintained by such single employer shall be taken into account.
   (b) In the event that another defined contribution plan or defined benefit plan maintained by the Controlled Group provides contributions or benefits on behalf of Participants in this Plan, such other plan shall be taken into account in determining whether this Plan satisfies Section 17.04, and the minimum benefit required for a Non-Key Employee in this Plan under Section 17.04(b) will be eliminated if the Controlled Group maintains another qualified plan under which such minimums are required to be provided.
   17.06 CONSTRUCTION. The term "present value of accrued benefits" as used in this Article shall in all appropriate cases include account balances of affected Employees.





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
                                                                            101


   Dated as of January 1, 1989, but actually executed on this 28th day of December, 1991.

          THE NORTH AMERICAN COAL CORPORATION


          By /s/ THOMAS A. KOZA
             -----------------------------
             Title: Vice President --
                    Law Administration




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
The North American Coal Corporation                                                     Exhibit A

Basis for Determining Actuarial Equivalence


1. Interest rate: 8%

2. Mortality rates *:

          Age           Rate                    Age          Rate                    Age           Rate
            16      0.000451                     50       0.004936                     84      0.111961
            17      0.000463                     51       0.005493                     85      0.120611
            18      0.000476                     52       0.006086                     86      0.129574
            19      0.000491                     53       0.006716                     87      0.138741
            20      0.000507                     54       0.007379                     88      0.148254
            21      0.000525                     55       0.008079                     89      0.158204
            22      0.000545                     56       0.008762                     90      0.168612
            23      0.000566                     57       0.009472                     91      0.179291
            24      0.000590                     58       0.010239                     92      0.190140
            25      0.000616                     59       0.011156                     93      0.201894
            26      0.000646                     60       0.012198                     94      0.215629
            27      0.000678                     61       0.013335                     95      0.230437
            28      0.000714                     62       0.014534                     96      0.245797
            29      0.000753                     63       0.015824                     97      0.262348
            30      0.000797                     64       0.017371                     98      0.280217
            31      0.000845                     65       0.019204                     99      0.299501
            32      0.000898                     66       0.021423                     100     0.320857
            33      0.000957                     67       0.023920                     101     0.344235
            34      0.001021                     68       0.026620                     102     0.369698
            35      0.001093                     69       0.029516                     103     0.399202
            36      0.001171                     70       0.032814                     104     0.434608
            37      0.001257                     71       0.036360                     105     0.477745
            38      0.001354                     72       0.039929                     106     0.530596
            39      0.001460                     73       0.043436                     107     0.595125
            40      0.001578                     74       0.047046                     108     0.670666
            41      0.001723                     75       0.050972                     109     0.761543
            42      0.001916                     76       0.055548                     110     0.893672
            43      0.002151                     77       0.061040                     111     0.903405
            44      0.002430                     78       0.067171                     112     0.915467
            45      0.002747                     79       0.073613                     113     0.930337
            46      0.003102                     80       0.080584                     114     0.947837
            47      0.003498                     81       0.087846                     115     0.968937
            48      0.003936                     82       0.095434                     116     1.000000
            49      0.004417                     83       0.103535


*        Mortality rates based on the 1971 TPF&C Mortality Table using 80% male rates and 20% female rates.



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

                                   EXHIBIT B
                                   ---------


                 This Exhibit B contains the pension benefit formula from the Plan prior to its amendment and restatement on January 1, 1989. Words used in this Exhibit B with initial capital letters are used herein as defined in the Plan prior to its amendment and restatement on January 1, 1989.
                 The "Regular Pension" under the Plan shall be a monthly amount equal to the difference between (a) the sum of:
                 (1) 1.7% of the Participant's Final Average Monthly Pay times 1/12th of the number of his months of Benefit Service (not in excess of 360 months) at the time of his Qualifying Termination plus
                 (2) 0.5% of his Final Average Monthly Pay times 1/12th of the number of months (if any) by which his months of Benefit Service at the time of his Qualifying Termination exceeds 360 months and (b) 1.7% of his Social Security Benefit times 1/12th of the number of his months of Benefit Service (not in excess of 360 months) at the time of his Qualifying Termination. However, (c) in the case of a Participant whose Qualifying Termination occurs before his Normal Retirement Date, the amount specified in Subsection (b) of this Section 4.01 shall not exceed 83-1/3% of his Social Security Benefit times the Service to Potential Service Ratio and
(d) a Participant's Normal Retirement, Early Retirement or Deferred Vested Pension is subject to the limitations in Article XI hereof pursuant to Code
Section 415 and in Article XVI hereof.



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